DENTSPLY International Inc. World Headquarters Susquehanna Commerce Center – Suite 60W 221 West Philadelphia Street York, PA 17405-0872 (717) 845-7511 – Direct (717) 854-2343 – Fax

April 23, 2012

Dear DENTSPLY Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2012, at 9:30 a.m., at the Company’s World Headquarters, 221 West Philadelphia Street, Suite 60W, in York, Pennsylvania.

The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by voting your proxy. You have three ways to vote your proxy. You may vote by mail by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided, you may vote by telephone by calling 1-800-690-6903 and following the instructions, or you may vote by internet by following the instructions on the proxy card or going to the internet at www.proxyvote.com and following the instructions on that site. Your vote is important. Please take a moment to vote through one of the above methods.

Sincerely,
Bret W. Wise Chairman of the Board and Chief Executive Officer

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 23, 2012

The Annual Meeting of Stockholders (the “Annual Meeting”) of DENTSPLY International Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, May 23, 2012, at 9:30 a.m., local time, at the Company’s World Headquarters, 221 West Philadelphia Street, Suite 60W, in York, Pennsylvania, for the following purposes:

1.	To elect three Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit financial statements of the Company for the year ending December 31, 2012;
3.	To hold an advisory vote to approve the Company’s executive compensation;
4.	To vote on a stockholder proposal to eliminate the classified board; and
5.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 28, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

The Board urges you to vote your proxy by mail, by telephone or through the internet. You are cordially invited to attend the Annual Meeting in person. The voting of your proxy will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors, Deborah M. Rasin Vice President, Secretary and General Counsel

York, Pennsylvania
April 23, 2012

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. OR, IF YOU WISH, YOU MAY PROVIDE YOUR PROXY INSTRUCTION USING THE TELEPHONE BY CALLING 1-800-690-6903, OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

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DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER – SUITE 60W
221 WEST PHILADELPHIA STREET
YORK, PENNSYLVANIA 17405-0872

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc. (“DENTSPLY,” the “Company,” “we,” “us” or “our”) to be voted at our 2012 Annual Meeting of stockholders (the “Annual Meeting”). Proxies may also be voted at any adjournment or postponement of the Annual Meeting. This proxy statement, together with the Notice of Annual Meeting and the enclosed proxy card, are first being sent to stockholders on or about April 23, 2012. A copy of the Company’s 2011 Annual Report is provided with this proxy statement.

You are invited to attend our Annual Meeting, which will take place on May 23, 2012, beginning at 9:30 a.m., Eastern Standard Time, at DENTSPLY’s headquarters, Susquehanna Commerce Center, 221 W. Philadelphia Street, York, PA 17405. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m., Eastern Standard Time. Seating will be limited so some in attendance may be required to stand, but all stockholders who attend will be accommodated. The building is accessible to disabled persons and, upon prior request, we will provide wireless headsets for hearing amplification.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or the internet, which is solicited by the Board and which will be voted as you direct. In the absence of instructions, shares represented by properly provided proxies will be voted as recommended by the Board.

Who is entitled to vote at the Annual Meeting?

Holders of DENTSPLY common stock at the close of business on March 28, 2012, are entitled to receive the Notice of Annual Meeting and to vote their shares at the meeting. As of that date, there were 141,851,692 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with DENTSPLY’s transfer agent, American Stock Transfer, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and proxy statement and any accompanying documents have been provided directly to you by DENTSPLY.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following the instructions for voting by telephone or on the internet.

How do I vote?

Your vote is important. You can save us the expense of a second mailing by voting promptly. You may vote using any of the following methods:

•	By Mail

Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.

•	By telephone or on the internet

The telephone and internet voting procedures established by DENTSPLY for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for internet voting is www.proxyvote.com. Please have your proxy card in hand when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and internet voting facilities for stockholders of record will be available until 11:59 p.m., Eastern Standard Time, on May 22, 2012. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the internet, you do not have to return your proxy card or voting instruction card.

•	In person at the Annual Meeting

Stockholders who attend the Annual Meeting may vote in person at the meeting. You may be asked to present proof of ownership of DENTSPLY common stock and identification. Your proxy card, or a copy thereof if you have already voted, would be considered proof of ownership. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Secretary of the Company;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record.

If you are a DENTSPLY employee, you will receive a proxy or voting instruction card for all the shares you hold in a DENTSPLY employee plan. If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator or Trustee of the applicable plan will vote your shares in accordance with the terms of your plan and/or the Trust. To allow sufficient time for voting by the administrator or Trustee of the applicable plan, your voting instructions must be received by May 11, 2012.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “house holding” and how does it affect me?

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, proxy statement and the 2012 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and proxy statement and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services (“Broadridge”), Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting and proxy statement and any accompanying documents, or if you hold DENTSPLY stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services (“Broadridge”), Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of at least ten days prior to the meeting, for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m., at the office of the Company’s Secretary, Susquehanna Commerce Center, 221 W. Philadelphia Street, Suite 60W, York Pennsylvania 17405.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of NASDAQ. For the 2012 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory Say-on-Pay vote, or on the stockholder proposal regarding declassification of the Board , without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote	Effect of Abstention
Election of directors	Majority of votes cast	No	Not counted as for or against	Not counted as for or against
Ratification of Auditor	Majority of votes present in person or by proxy and entitled to vote	Yes	Not counted as for or against	Counted as vote against
Advisory vote on executive compensation	As an advisory vote, no specific level is required	No	Not counted as for or against	Counted as vote against
Stockholder proposal regarding declassification of the Company’s Board	Majority of votes present in person or by proxy and entitled to vote	No	Not counted as for or against	Counted as vote against

If you abstain from voting or there is a broker non-vote on any matter for which the vote required is a majority of the votes cast, your abstention or broker non-vote will not affect the outcome of such vote. If you abstain from voting on any matter for which the vote required is a majority of votes present in person or by proxy and entitled to vote, your abstention will count as a vote against.

How will my shares be voted at the Annual Meeting?

At the meeting, the proxy (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this proxy statement;
•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the 2012 fiscal year;
•	FOR the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers; and
•	AGAINST the stockholder proposal regarding declassification of our Board of Directors.

Could other matters be decided at the Annual Meeting?

At the date this proxy statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those set forth in this proxy statement.

If you return your signed and completed proxy card or vote by telephone or on the internet and other matters are properly presented at the Annual Meeting for consideration, the proxy appointed by the Board , as noted on the proxy card, will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, proxy statement and 2012 Annual Report on the internet?

This Notice of Annual Meeting and proxy statement and the 2012 Annual Report are available on our website at www.dentsply.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an email that will provide electronic links to them. Opting to receive your proxy materials online will save the Company the cost of producing documents and mailing them to your home or business, and will also give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.proxyvote.com simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to American Stock Transfer and following the enrollment instructions.

Beneficial Owners:  You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of proxy solicitation?

DENTSPLY will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We also may hire a proxy solicitation firm to solicit proxies, and, if so, we will pay them a fee, plus reasonable expenses, for these services.

Who will count the vote?

Representatives of Broadridge will tabulate the votes and act as inspectors of election.

What is the deadline to submit a proposal for the 2013 Annual Meeting?

Stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2013 must be received by the Company no later than December 21, 2012 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act, as amended, in order to be included in the proxy statement and proxy relating to that meeting. See “Corporate Governance — Nominating Candidates for Election to the Board” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders.

Where can I get additional financial information about the Company?

Stockholders may obtain an additional copy (without exhibits) of the Company’s annual Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission (the “SEC”) without charge by writing to: Investor Relations Department, DENTSPLY International Inc., Susquehanna Commerce Center, Suite 60W, 221 West Philadelphia Street, York, Pennsylvania 17405-0872.

CORPORATE GOVERNANCE

Where To Find Further Corporate Governance Information

A copy of the Company’s Corporate Governance Guidelines and Policies are available under the “Investor Relations” section of the Company’s website at www.dentsply.com.

Director Independence

The Board has determined that the following directors are “independent” under Rule 5605 of the NASDAQ Stock Market LLC (NASDAQ Rule 5605): Michael C. Alfano, Eric K. Brandt, Paula H. Cholmondeley, Michael J. Coleman, Willie A. Deese, William F. Hecht, Leslie A. Jones, Francis J. Lunger, John L. Miclot and John C. Miles, II. In determining the independence of Dr. Alfano, the Board considered the fact that Dr. Alfano is the Executive Vice President of New York University and from time to time the Company sells products to, and sponsors research conducted by certain dental professionals of the New York University College of Dentistry. The Board determined that Dr. Alfano has no personal interest or involvement in such transactions and that such transactions are conducted by the relevant businesspeople on an arms length basis with the College of Dentistry. In determining the independence of Mr. Miles, a former Chief Executive Officer of the Company, the Board took note of the fact that Mr. Miles left employment with the Company in January 2004, over eight years ago.

The Board’s Role in Risk Oversight

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to the Company’s operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, Company management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company faces;
•	establishing and assessing processes for managing that risk;
•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

The Board implements its risk oversight function both as a whole and through delegation to the Board committees. These committees meet regularly and report back to the full Board. In performing this function, each committee has full access to management, as well as the ability to engage advisors. See “Committees of the Board” below for more information regarding the roles and responsibilities of the Board committees.

Also, the Company’s leadership structure, discussed in the “Board Leadership” section of this Proxy, supports the risk oversight function of the Board. The Company has a combined Chairman of the Board and CEO who keeps the Board informed about the risks facing the Company in general and with respect to specific activity. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Board Leadership

The Board’s current leadership structure consists of a Chairman, who is also the Company’s CEO, and a Lead Director, who is an independent director. The role of the Lead Director is generally described in the Company’s Corporate Governance Guidelines and includes the following:

(a)	call for Executive Sessions of the independent directors;
(b)	preside at Board meetings in the absence of the Chairman and at Executive Sessions of the independent directors;
(c)	provide the Chairman with input into the agenda for Board meetings, and on other matters as deemed appropriate by the Board, or on behalf of the independent directors, and recommend the agenda for Executive Sessions of independent directors, to the extent deemed necessary;
(d)	be available for consultation with other directors, act as the principal liaison between the independent directors and the CEO, and apprise the CEO, as appropriate, of activities of the Board in Executive Sessions; and
(e)	be available for consultation with the CEO and communicate the expectations of the Board to the CEO.

The Board does not have a fixed policy on whether the Chairman should also be the Chief Executive Officer. The Board periodically evaluates its leadership structure to determine what it believes is the optimum structure at any point in time.

In general, the Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. This leadership structure has served the Company well and has resulted in the continued progress on the Company’s strategic plan and growth and financial success of the Company. The Board believes that these results are, in part, the product of the unified and focused leadership of its Chairman and CEO.

The Board’s independent directors regularly meet in executive session without the presence of management and the CEO. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has access to the Company’s management team. On a regular basis, the Board and its committees receive valuable information and insight from management on the status of the Company and the Company’s current and future issues.

Given the leadership roles of the Company’s Chairman and CEO and the Lead Director and a Board comprised of strong and independent directors, the Board believes its current leadership structure is in the best interests of the Company and its stockholders.

Meetings and Attendance

The Board held seven meetings during 2011, two of which were telephone meetings. The independent members of the Board meet regularly without management present, and these executive sessions are led by the Board’s Lead Director. No directors attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which a director served during the year ended December 31, 2011.

Committees of the Board

The Board has an Executive Committee, an Audit and Finance Committee (“Audit Committee”), a Corporate Governance and Nominating Committee (“Governance Committee”) and a Human Resources Committee (“HR Committee”). Each Committee regularly reports on its activities and actions to the full Board. Each Committee (other than the Executive Committee) acts according to a written charter approved by the

Board. A copy of each Committee charter is attached as an exhibit to this proxy statement. The table below shows Board Committee membership in 2011:

Committee
Name	Executive	Audit	Governance	HR
Michael C. Alfano				x
Eric K. Brandt.				x
Paula H. Cholmondeley			x
Michael J. Coleman				C
Willie A. Deese (1)		x
William F. Hecht	x		C
Leslie A. Jones	x		x
Francis J. Lunger		C
John Miclot		x
John C. Miles II	x	x
Bret W. Wise	x

C = Committee Chair

(1)	Mr. Deese joined the Audit Committee on March 30, 2011.

As of March 28, 2012 the membership of all Board committees remains the same as at the end of 2011.

Executive Committee

The Executive Committee acts for the Board and provides guidance to the executive officers of the Company between meetings of the Board. The Executive Committee held four telephone meetings during 2011.

Audit and Finance Committee

The Audit Committee is responsible for selecting and retaining the independent registered public accounting firm, setting the independent registered public accounting firm’s compensation, pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm, reviewing with the independent registered public accounting firm the scope and results of the audit, reviewing the adequacy and effectiveness of the Company’s system of internal control and performing the other duties set forth in the Audit Committee Charter.

All of the Audit Committee Members are independent as defined in NASDAQ Rule 5605. The Board has determined that Mr. Lunger is an Audit Committee Financial Expert under the rules and regulations of the SEC. The Audit Committee held eight meetings during 2011, three of which were telephone meetings.

Corporate Governance and Nominating Committee

The Governance Committee is responsible for identifying and recommending individuals as nominees to serve on the Board, reviewing and recommending Board policies and governance practices and appraising the performance of the Board, managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance, and performing the other duties set forth in the Governance Committee Charter. All of the Governance Committee members are independent as defined in NASDAQ Rule 5605. The Corporate Governance Committee held four meetings during 2011.

It is the policy of the Governance Committee to consider any candidates for nomination to the Board who are recommended and submitted by stockholders in accordance with the Company’s by-laws. No such candidates were submitted to the Company for consideration. The Governance Committee’s policy is to evaluate any proposed candidates under the criteria utilized by the Governance Committee to evaluate all potential nominees, including, at a minimum, the following attributes:

•	the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;
•	the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies;
•	the willingness and ability to devote the necessary time and effort required for service on the Board;
•	the capacity to provide additional strength, diversity of view and new perceptions to the Board and its activities;
•	the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion; and
•	who hold or have held a senior position with a significant business corporation or a position of senior leadership in an educational, medical, religious, or other non-profit institution or foundation of significance.

When the Governance Committee engages in a process to identify director candidates, other than directors standing for re-election, the Governance Committee polls the existing directors for recommendations and sometimes utilizes the service of a search firm to identify potential candidates. All potential candidates are screened relative to their qualifications and go through an interview process with the Governance Committee and, if desired, by other members of the Board. When the Governance Committee uses a search firm, a fee is paid for such services.

Diversity Considerations

The Board recognizes the value of having a Board comprised of individuals who have varied experience and can bring different perspectives to Board discussions and activities. For this reason, when considering nominees for Board seats, the Governance Committee considers the diversity of nominees or candidates for election to the Board. Included in the criteria the Governance Committee considers in evaluating candidates for the Board is to identify candidates who have the capacity to provide additional strength and diversity of view to the Board and its activities.

Human Resources Committee

The HR Committee is responsible for evaluating and administering compensation levels for all senior officers of the Company, reviewing and evaluating employee compensation generally and employee benefit plans, overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs, and other activities as set forth in the HR Committee Charter. The role of the HR Committee with respect to executive compensation is to oversee DENTSPLY’s compensation plans and policies, administer its equity incentive plans, including review and approve all compensation decisions relating to executive officers, (including the executive officers named in the Summary Compensation Table other than the Chief Executive Officer (“CEO”), whose compensation is established by the independent directors of the board). All of the HR Committee members are independent as defined in NASDAQ Rule 5605. The HR Committee held five meetings during 2011, one of which was a telephone meeting.

Communications with Directors

The Board has no specific formal process for security holders to send communications to the Board. The Board does not believe a specific process is necessary in the event security holders wish to direct communications to a Board member. All Board members, including their committee assignments, are identified each year in the Company’s proxy statement. Communications which are intended for Board members can be sent to the Company for delivery to individual Board members. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be delivered to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the

Chairman of the Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Business Conduct Policies and Code of Ethics

DENTSPLY’s Code of Business Conduct and Ethics sets forth the Company’s guiding principles for the conduct of our business that must be followed by everyone who does business on our behalf. The Code applies to all employees, including employees of our subsidiaries, as well as to our Board. To date, there have not been any waivers by the Company under the Code. DENTSPLY’s Code of Business Conduct and Ethics is available on our website, under “About DENTSPLY.”

HR Committee Interlocks and Insider Participation

None of the current members of the HR Committee has ever been an officer or employee of DENTSPLY. None of our executive officers served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or HR Committee.

Nominating Candidates for Election to the Board

The Company’s by-laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. In order to be brought before the 2013 Annual Meeting, stockholders must notify the Company in writing, in accordance with the procedures set forth above, of any stockholder-proposed business no later than February 22, 2013.

The Company’s by-laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the number of shares of Common Stock of the Company owned beneficially by such person.

Attendance at Annual Meetings

The Company has no policy regarding the attendance of Board members at the Company’s Annual Meeting. In 2011, all Board members attended the Annual Meeting.

Related Person Transactions

No related person transactions were noted for the year ended December 31, 2011.

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions (“Transactions”), as defined below. The Governance Committee reviews the material facts of all Transactions that require the Governance Committee’s approval and either approves or disapproves of the entry into the Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Transaction, the Governance Committee takes into account, among other factors it deems appropriate, whether the Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the Transaction. The Chair of the Governance Committee is delegated the authority by the Board to approve Transactions that, because of timing or scheduling, are not feasible to be approved by the full Governance Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person (as defined by SEC Rules) will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

The Governance Committee has pre-approved, under the policy, the following Transactions without regard to the amount involved:

1.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
2.	any Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a “Named Executive Officer”, and (c) such compensation had been approved, or recommended to the Board for approval, by the HR Committee of the Board;
3.	any Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Transaction is required to be reported in the Company’s proxy statement;
4.	any Transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis;
5.	any Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
6.	any Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
7.	any Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Transaction.

Except to the extent pre-approved, as noted above, Transactions are subject to the following procedures. The Related Person notifies the General Counsel of the Company of any proposed Transaction, including: the Related Person’s relationship to the Company and interest in the proposed Transaction; the material terms of the proposed Transaction; the benefits to the Company of the proposed Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Transaction.

The proposed Transaction is submitted to the Governance Committee for consideration at the next Governance Committee meeting or, if the legal department, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Governance Committee meeting, to the Chair of the Governance Committee acting pursuant to authority delegated by the Board. Any Transactions approved pursuant to delegated authority by the Chair of the Governance Committee, is reported to the Governance Committee at the next Governance Committee meeting.

To the extent the Company becomes aware of a Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Governance Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and the by-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by the Board. The Board is currently comprised of eleven persons.

Pursuant to the Company’s Restated Certificate of Incorporation, the members of the Board are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of the Class III and Class I directors will expire at the 2013 and 2014 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he/she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

Three incumbent Class II directors are nominees for election to the Board this year for a three year term expiring at the 2015 Annual Meeting of Stockholders.

The proxy named in the proxy card and on the internet voting site intends to vote for the election of the three Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card or on the internet site, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

Set forth below is certain information with regard to each of the nominees for election as Class II directors and each continuing Class III and Class I director.

In addition to the attributes and skills identified for all directors, the Governance Committee also considered the qualifications of each director described below their biographical information.

Nominees for Election as Class II Directors

Name and Age	Principal Occupation and Directorships
Willie A. Deese Age 56	Mr. Deese has served as Executive Vice President at Merck & Co., Inc., since 2008 and President of the Merck Manufacturing Division since 2005. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing, at Kaiser Permanente. Mr. Deese was appointed to the DENTSPLY Board of Directors in February 2011.

Qualifications considered for Mr. Deese included his business experience, including leadership roles as an executive and his experience and expertise in the manufacturing of regulated medical products.

Leslie A. Jones Age 72	Mr. Jones served as Chairman of the Board of the Company from May 1996 to May 1998. From January 1991 to January 1992, he was a Senior Vice President and Special Assistant to the President of DENTSPLY. Prior to that time, Mr. Jones served as Senior Vice President of North American Operations. Mr. Jones has served as a director of the Company since the merger of Dentsply International Inc., (“Old Dentsply”) with Gendex Corporation (“Gendex”) on June 11, 1993 (the “Merger”), and prior to the Merger served as a director of Old Dentsply.

Qualifications considered for Mr. Jones included his general business experience; his long history and knowledge of the dental industry; and in particular, his knowledge and experience with the Company.

Bret W. Wise Age 51	Mr. Wise has served as Chairman of the Board and Chief Executive Officer of the Company since January 1, 2007 and also served as President in 2007 and 2008. Prior to that time, Mr. Wise served as President and Chief Operating Officer in 2006, as Executive Vice President in 2005 and Senior Vice President and Chief Financial Officer from December 2002 through December 2004. Prior to that time, Mr. Wise was Senior Vice President and Chief Financial Officer with Ferro Corporation of Cleveland, OH (1999 – 2002), Vice President and Chief Financial Officer at WCI Steel, Inc., of Warren, OH, (1994 – 1999) and prior to that was a partner with KPMG LLP. Mr. Wise is a Certified Public Accountant. Mr. Wise serves on the boards of the Dental Lifeline Network and the Dental Trade Alliance, and served on the Board of IMS Health until February 26, 2010, when the company was sold. He joined the DENTSPLY Board of Directors in August 2006 and was named Chairman of the Board in January 2007.

Qualifications considered for Mr. Wise included his role as the current Chief Executive Officer of the Company; his deep and active knowledge and understanding of the dental business and the Company; and his overall general business, financial and accounting knowledge.

Directors Continuing as Class I Directors

Name and Age	Principal Occupation and Directorships
Michael C. Alfano, D.M.D., Ph.D. Age 64	Dr. Alfano is Executive Vice President at New York University (“NYU”) where he is responsible for Finance, Budget, Endowment, Real Estate, Facilities, Information Technology, Treasury and Human Resources. He is also Professor of Basic Science and Craniofacial Biology at the NYU College of Dentistry since 1998, where he served as Dean until 2006. Beginning in 1982 until 1998 he held a number of positions with Block Drug Company, including Senior Vice President for Research & Technology and President of Block Professional Dental Products Company. He served on the Board of Directors of Block Drug Company, Inc. from1988 to 1998. He serves as a member of, or consultant to, various public health organizations, including the Editorial Board of the American Journal of Dentistry since 1987, the Consumer Healthcare Product Association and as the industry representative to the Non-Prescription Drugs Advisory Committee of the FDA from 2001 to 2005. He is a founding director of the Friends of the National Institute for Dental and Craniofacial Research, and he is a founding director of the not-for-profit Santa Fe Group. He was also a Trustee of the New York State Dental Foundation until 2006. In 2010, Dr. Alfano became a director of the not-for-profit Delta Dental of New York and of the YMCA of Greater New York. Dr. Alfano was appointed to the DENTSPLY Board of Directors in February 2001.

Qualifications considered for Dr. Alfano included his education, training and experience as a dentist; his experience in research management and in a publicly traded medical technology company; his knowledge and experience in FDA matters; and his leadership role in the health and dental field.

Eric K. Brandt Age 49	Mr. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, which he joined in March 2007. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and in 2005, until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (“BCG”), and a senior member of the BCG Health Care and Operations practices. Mr. Brandt served as a director of Vertex Pharmaceuticals, Inc. from 2002 – 2009 and as a director of Avanir Pharmaceuticals from 2005 – 2007. He serves on the Board of Directors for LAM Research Corporation. Mr. Brandt was appointed to the DENTSPLY Board of Directors in November 2004.

Qualifications considered for Mr. Brandt included his general business skills, expertise and experience; his experience in publicly traded medical technology companies; his experience in business development and corporate strategy development; and his experience in accounting and financial matters.

Name and Age	Principal Occupation and Directorships
William F. Hecht Age 69	Mr. Hecht retired as Chairman of the Board and Chief Executive Officer of PPL Corporation, a diversified utility and energy services company, on October 1, 2006. He was elected President and Chief Operating Officer in 1991 and Chairman and Chief Executive Officer in 1993. In addition to PPL Corporation, he served on the Boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC, subsidiaries of PPL Corporation. Mr. Hecht also served as Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia through December 31, 2009. He served as a director of RenaissanceRe Holdings Ltd., through August 2010. He also serves as a trustee emeritus of Lehigh University and as Chairman of the Board of Trustees of the Lehigh Valley Health Network. Mr. Hecht was appointed to the DENTSPLY Board of Directors in March 2001.

Qualifications considered for Mr. Hecht included his knowledge and general business experience, including leadership roles as an executive and a board member; his extensive experience in financial matters; and his extensive experience in business development and corporate strategy development.

Francis J. Lunger Age 66	Mr. Lunger served as Chairman and Chief Executive Officer of Millipore Corporation from 2001 until March 2005. Mr. Lunger joined Millipore in 1997 as Senior Vice President and Chief Financial Officer and held several executive management positions, including Executive Vice President and Chief Operating Officer from 2000 until 2001. Prior to joining Millipore, Mr. Lunger held executive management positions at Oak Industries, Inc., Nashua Corporation, and Raychem Corporation. From June 2007 through July 2010, Mr. Lunger served as a director of NDS Surgical Imaging. Since July 2009, Mr. Lunger has been an Operating Partner with Linden LLC. Mr. Lunger was elected to the DENTSPLY Board of Directors in May 2005.

Qualifications considered for Mr. Lunger included his deep and significant business experience, including leadership roles as an executive and a board member; his experience in a publicly traded life sciences tools company; and his experience in accounting and financial matters.

Directors Continuing as Class III Directors

Name and Age	Principal Occupation and Directorships
Paula H. Cholmondeley Age 65	Ms. Cholmondeley served as a private consultant on Strategic Planning from 2004 to 2009. She served as the Vice President and General Manager of Specialty Products for Sappi Fine Paper, a subsidiary of Sappi Limited from April 2000 until January 2004, and prior to that from January 1998 until April 2000, she was a private consultant on Strategic Planning and Mergers and Acquisitions. From 1992 until January 1998, Ms. Cholmondeley held various management positions with Owens Corning, including General Manager of Residential Insulation. Ms. Cholmondeley served as a White House Fellow and a Special Assistant to the U.S. Trade Representative for several countries in the Far East from 1982 to 1983. She has also held a number of significant positions with other companies including managerial positions with Westinghouse Elevator Company, and as Chief Financial Officer and Senior Vice President for Blue Cross of Greater Philadelphia. She is a former Certified Public Accountant. Ms. Cholmondeley is an independent trustee of Nationwide Mutual Fund. She also serves on the Boards of Terex Corporation, Albany International, and Minerals Technologies, Inc. Ms. Cholmondeley served on the Board of Ultralife Batteries from June 2004 until June 2010. Ms. Cholmondeley was appointed to the DENTSPLY Board of Directors in September 2001.

Qualifications considered for Ms. Cholmondeley included her general and varied business operating experience, including leadership positions and experience in international matters; her experience serving as a board member; and her experience in accounting and financial matters.

Michael J. Coleman Age 68	Mr. Coleman is the Chairman of the Board of Cool Media Company and a former partner in CS&W Associates Media Management, both based in Cocoa Beach, Florida. He served as Chairman of Cape Publications in Melbourne, Florida until retiring from that position on January 1, 2007. He previously served as Publisher of FLORIDA TODAY and President of the Gannett Co., Inc., South Newspaper Group from 1991 to April 2006. He serves as a director of Ron Jon Surf Shops Worldwide and Florida Bank of Commerce, Orlando, Florida, and as a Trustee of the Freedom Forum and its Diversity Institute and its Newseum, all based in Washington, D.C. Mr. Coleman has served as a director of the Company since the Merger, and prior thereto as a director of Gendex.

Qualifications considered for Mr. Coleman included his general business experience and his leadership role in several business positions, as well as his long history with and knowledge of the Company and the dental industry.

Name and Age	Principal Occupation and Directorships
John C. Miles, II Age 70	Mr. Miles served as Chairman of the Board from May 1998 until May 2005, and remains a director of the Company. In January 2004, he retired from his position as Chief Executive Officer, a position which he held since January 1, 1996. Mr. Miles served as Vice Chairman of the Board from January 1, 1997 until becoming Chairman of the Board in May 1998. Prior to January 1, 1996, he had been President and Chief Operating Officer since the Merger, and served as President and Chief Operating Officer of Old Dentsply prior to the Merger. Mr. Miles has been a director of the Company since the Merger and was a director of Old Dentsply commencing January 1990.

Qualifications considered for Mr. Miles included his general business experience; leadership experience in the medical device industry; his long history and knowledge of the dental industry; his knowledge and experience with the Company; his experience as a board member of several medical device companies; and his experience in financial matters.

John L. Miclot Age 53	Mr. Miclot is currently the Chief Executive Officer and a Director of Tengion Inc., a public company focused on organ regeneration. Prior to Tengion, he was an Executive-in-Residence at Warburg Pincus from March 2010 to March 2011. From November 2008 through March 2010, he served as President and Chief Executive Officer of CCS Medical Inc., a provider of products and services for patients with chronic diseases. Prior to joining CCS Medical, he was the President and Chief Executive Officer of Respironics, Inc., from 2003 until November 2008. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. Previously, Mr. Miclot served as Senior Vice President, Sales and Marketing of Healthdyne Technologies, Inc., from 1995 to 1998. Mr. Miclot is a director of Wright Medical and serves as Chairman of the Board of Breathe Technologies, as well as a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center.

Qualifications considered for Mr. Miclot included his experience in publicly traded medical technology companies; his general business skills, expertise and experience; and his general experience in financial matters.

Votes Required

Nominees for director in an uncontested election are to be elected by a majority vote of the votes cast at the Annual Meeting (known as “majority voting”). If any nominee who is a sitting director receives less than a majority of the votes cast, a previously tendered resignation by such director becomes effective. The acceptance or rejection of such resignation shall be determined by the Board, taking into consideration, to the extent determinable, the reasons the nominee did not receive a majority vote.

The Board of Directors unanimously recommends a vote FOR the nominees for election as Class II Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2012.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2011 and 2010 (in thousands):

	2011 ($)	2010 ($)
Audit (1)	3,332	2,433
Audit related (2)	418	81
Tax (3)	1,143	152
Other (4)	7	2
Total	4,900	2,668

(1)	The audit fees for the years ended December 31, 2011 and 2010, respectively, were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements. In addition, for the years ended December 31, 2011 and 2010, audit fees included fees for professional services related to the audit of the Company’s internal control over financial reporting.
(2)	The audit related fees for the years ended December 31, 2011 and 2010, respectively, were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards, acquisition-related due diligence services and, in 2011, certain services related to the Company’s offering of debt securities.
(3)	Tax fees for the years ended December 31, 2011 and 2010, respectively, were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.
(4)	Other fees were for access to certain research services of PwC.

The Audit Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit Committee, or can be pre-approved by the Chairman of the Audit Committee subject to ratification by the Audit Committee at its next meeting. Management makes a presentation to the Audit Committee (or the Chairman of the Audit Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit Committee in accordance with their procedures.

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If there is an abstention noted on the proxy card for this proposal, the abstention will have the effect of a vote against the proposal, as it is a share represented by proxy and entitled to vote. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

The Audit Committee and the Board of Directors unanimously recommend a vote FOR ratification of the selection of PwC as independent registered public accounting firm for the Company for the year ending December 31, 2012.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit Committee was comprised of four directors in 2011, all of whom are independent as defined by NASDAQ Rule 5605. In addition, Mr. Lunger has been designated by the Board as “Audit Committee Financial Expert” under applicable rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit Committee and the Board and amended as determined appropriate.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”); and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and PwC. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200 T.

In addition, the Audit Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with PwC the overall scope and plans for their audits. The Audit Committee meets with PwC, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and PwC and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2011 filed with the SEC.

AUDIT AND FINANCE COMMITTEE

Willie A. Deese	Francis J. Lunger	John C. Miles, II	John L. Miclot

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recent legislation known as the Dodd-Frank Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal is also referred to as the “Say-on-Pay vote.”

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation (other than for the Chief Executive Officer which is determined by the independent members of the Board). The HR Committee is comprised of all independent directors. The Compensation Discussion and Analysis (“CD&A”) in this proxy statement provides an extensive description of the process and substance of the activity of the HR Committee in determining executive compensation.

DENTSPLY’s compensation philosophy is designed to align each executive’s compensation with DENTSPLY’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to DENTSPLY’s long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to DENTSPLY’s stock price performance and to other performance factors that measure our progress against our strategic and operating plans. Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our Named Executive Officers’ pay to performance. Consistent with our performance based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity based programs. Our performance based annual incentive program rewards short-term performance; while our equity awards, in the form of stock options and restricted stock units, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. The performance goals under our bonus program focus on objectives that the HR Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options and restricted stock units more closely align the long-term interests of our executives with those of our stockholders because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and restricted stock unit.

We provide competitive pay opportunities to attract and retain talented executive management. The HR Committee consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities. We target the 50th percentile of the market for base salary and annual target cash compensation levels, and between the market 50th and 65th percentile for our equity compensation. This positioning places greater emphasis on long-term risk-based pay, alignment with stockholder interests and long-term retention.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The HR Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

This advisory stockholder vote gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies through the resolution below. We believe the philosophy and approach described in the CD&A and summarized above has worked well for the Company, as historically the Company has delivered solid performance and returns to its stockholders (reference is made to the chart on page 22 of the Company’s Form 10-K for the fiscal year ended December 31, 2011, showing performance of the Company’s stock relative to stock indices).

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding and will not require the Company to take any action, the HR Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The HR Committee is comprised of three directors, all of whom are independent under NASDAQ Rule 5605, and operates under a written charter. The following report describes the components of the Company’s executive officer compensation programs and the basis on which compensation determinations are made with respect to the executive officers of the Company. The HR Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. Based on such review and discussions, the HR Committee has recommended to the Board that the CD&A be included in this proxy statement and is incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2011.

HUMAN RESOURCES COMMITTEE

Michael J. Coleman	Michael C. Alfano	Eric K. Brandt

COMPENSATION DISCUSSION AND ANALYSIS

I.	Executive Summary

General Background

This section discusses the principles underlying our policies and provides information and analysis of decisions we made concerning the compensation of the Company’s executive officers for 2011. This information describes the process and considerations on which compensation is earned and awarded to our executive officers and provides perspective on the tables and narrative that follow, with the focus on the compensation of our Named Executive Officers (“NEOs”) in 2011.

This CD&A is organized under the following sections:

I.	Executive Summary
General Background
2011 Named Executive Officers
Roles in Executive Compensation
Compensation Philosophy and Objectives
Important Note Regarding Equity Grant Practices and Changes in 2010/2011
Pay for Performance Review
Fiscal 2010 Performance
Relationship between Company Performance and CEO Compensation
Say on Pay Vote in 2011
Notes on 2011
II.	Determination of Executive Compensation
Review of Pay Relative to Peer Groups
Determination of Annual Base Salaries
Determination of Annual Incentive Awards
Determination of Equity Incentive Compensation
III.	Post-Termination Arrangements Termination of Employment Termination following Change-in-Control
IV.	Retirement and Other Benefits
V.	Executive Stock Ownership Guidelines
VI.	Tax Deductibility of Executive Compensation

2011 Named Executive Officers

The Company’s NEOs in 2011 are the following:

Bret W. Wise, Chairman of the Board and Chief Executive Officer
William R. Jellison, Senior Vice President and Chief Financial Officer
Christopher T. Clark, President and Chief Operating Officer
James G. Mosch, Executive Vice President
Robert J. Size, Senior Vice President

Roles in Executive Compensation

The HR Committee is assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department. In addition, with respect to the compensation established for the NEOs in 2011, the Committee engaged an independent compensation consultant, Frederic W. Cook & Co, Inc. (“Cook”), to advise on matters related to the compensation of the Chief Executive Officer (“CEO”) and other executives. The Committee also considers recommendations from the CEO regarding compensation for other executive officers.

Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to provide a compensation package that is designed to satisfy the following principal objectives:

•	To both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices;
•	To align the interests of management and employees with corporate performance and stockholder interests. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price; and
•	To tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations.
•	Balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking.

In furtherance of the philosophy and objectives discussed above, the compensation program for executive officers in 2011 consisted of the components outlined in the chart below:

COMPENSATION COMPONENTS

Component	Description	Purpose/Benefits
Base Annual Salary	Short-term compensation Fixed cash component	Attracting and retaining quality management Competitive with the market Recognize executive’s level of responsibility and experience in position
Annual Incentive Plan	Short-term compensation Cash award based on accomplishment of annual objectives related to sales growth, net income and strategic objectives	Motivate and reward performance relative to annual objectives Competitive with market to attract and retain executive management Based on performance of the Company to align with stockholder interest
Equity Incentive Compensation	Long-term compensation

	Equity incentive awards consisting of stock options and restricted stock units, some of which vest with the passage of time and some of which vest with the passage of time in combination with specific performance objectives	Reward for sustaining long-term performance Align directly with stockholder interest Enhancement of long-term shareholder value Retention
Retirement Benefits; Deferred Compensation Benefits; and Benefits Payable Upon a Change-in-Control Event	Basic economic and retirement benefits	Market competitive Attract and retain quality management Provide basic short and long-term security Support focus on Company’s activities and interest during Change-in-Control event

The Committee believes that compensation paid to the Company’s executive officers should be competitive with the market, be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balances a level of fixed compensation with incentive compensation that varies with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives are intended to provide basic economic security at a level that is competitive with the market for executive management for companies of similar size and scope. The annual incentive compensation programs rewards performance measured against goals and standards established by the Committee, and the long-term incentive compensation is designed to encourage executives to increase shareowner value by focusing on growth in revenue and earnings, generation of cash flow and efficient deployment of capital.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the shareowners; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change in control of the Company, special severance protection to help ensure executive retention during the change in control process and to ensure executive focus on serving the Company and shareowner interests without the distraction of possible job and income loss.

Important Note Regarding Equity Grant Practices and Changes in 2010/2011

In 2010, the Committee reviewed the Company’s practices for equity incentive grants. Historically stock option grants were made at the December meeting of the Committee and restricted stock units (“RSUs”) at the Committee’s meeting the following February. In 2010, the Committee evaluated these historic grant practices and determined that it would be more appropriate and align with the stockholders’ interest to make all regular equity grants at the same time after the Company’s financial results are known for the prior year, rather than having options granted in December and RSUs granted in February. Consequently, as a result of this evaluation, the Committee decided that it would make all the regular equity grants in the February time frame, after the Company reports its financial results for the prior year. Accordingly, there were no grants of stock options in December 2010. In effect, the grants which historically would have been made in December 2010 were delayed until February 2011. As a result, the value of the equity grants shown in the Executive Compensation Tables for 2010 is significantly lower than in the prior years shown in the Compensation Tables. Thus, the compensation reflected in the Compensation Tables for 2010 cannot be compared to 2011 or prior years, as it excludes the stock option component of the long-term incentive program.

The Committee also implemented a change in 2011 in the composition of the equity incentive grants. Based on an analysis of current trends in the market regarding equity incentives, an evaluation and comparison of equity incentives of Peer Group companies, the compensation objectives of the Committee, and input from Cook, the Committee decided to allocate a portion of the equity incentive compensation to Performance Restricted Stock Units (“PRSUs”) in the equity incentive program. The effect of this change is discussed in more detail in the section of this CD&A below titled Determination of Equity Incentive Compensation.

Beginning in 2011, the expected value of equity grants is determined by the Committee or Board , as applicable, at its first meeting of the year. When granted, stock options are granted with an exercise price equal to the closing price on the day of the grant, and with RSUs the recipient is granted a right to a specified number of shares. The grant date for equity grants is now the third trading day after the Company releases its earnings for the prior year and the number of shares subject to such grants will be determined at that time based on the previously established expected values, and the closing stock price on such grant date.

Pay for Performance Review

Pay for performance is an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The Annual and Equity Incentive components are tied directly to the performance of the Company and shareholder value. The Company designs its compensation programs such that there is a correlation between level of position and degree of risk of obtaining target compensation. Based on this principle, a higher percentage of the total compensation of the Company’s more senior executives with the highest levels of responsibility is variable and subject to performance. The table below shows the percentage of each NEO’s total compensation which is variable.

NEO	Short-Term Incentive Compensation as Percentage of Total 2011 Compensation	Long-Term Incentive Compensation as Percentage of Total 2011 Compensation	Total Incentive Compensation as Percentage of Total 2011 Compensation
Bret W. Wise Chairman of the Board and Chief Executive Officer	18.1%	61.3%	79.4%
William R. Jellison Senior Vice President and Chief Financial Officer	17.6%	49.7%	67.3%
Christopher T. Clark President and Chief Operating Officer	17.3%	58.3%	75.6%
James G. Mosch Executive Vice President	19.2%	49.9%	69.0%
Robert J. Size Senior Vice President	21.3%	44.2%	65.5%

Fiscal 2010 Performance

In an environment of intense global economic pressure, the Company completed a solid year and maintained its strong financial condition in 2010. Despite challenging economic conditions in most of the world, the Company achieved record net sales of $2.221 billion, an increase of 2.9% over 2009 (and grew 2.1% excluding precious metal content). Adjusted diluted earnings per share increased by 3.3% over 2009 on a non-GAAP basis (see information following the table below).

The following table reflects the Company’s growth in fiscal 2010 in sales and earnings relative to fiscal year 2009. This information, and the history of limited salary increases during the 2008 – 2010 period, was taken into consideration by the Committee when it established the base salaries for the NEOs in 2011.

	2009 ($ in millions, except EPS)	2010 ($ in millions, except EPS)	Change (%)
Net Sales	2,159.4	2,221.0	2.9
Net Sales (excluding precious metal content)	1,990.7	2,031.8	2.1
Adjusted Diluted EPS	1.84	1.90	3.3

In this table, the Company is providing GAAP information for Net Sales and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this CD&A, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy for a reconciliation of non-GAAP information to GAAP information.

Relationship between Company Performance and CEO Compensation

As part of the review of the CEO’s compensation, the Committee reviews and approves goals and objectives for the Company which are relevant to the compensation of the Company’s CEO, evaluates the CEO’s performance with respect to those goals and objectives and the Board determines the CEO’s total compensation level based on such evaluation and the other information described in this report. The Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Annual Incentive Plan) for the Company’s other NEOs (as well as such other employees of the Company as the Committee may determine from time to time to be necessary or desirable) and the grant of awards pursuant to the Company’s Equity Incentive Plan.

The following table illustrates the relationship between the Company’s performance, based on the performance metrics deemed most important and applied by the Committee, and CEO compensation.

	2009 Annual Incentive Target Achievement & Annual Incentive Comp			2010 Annual Incentive Target Achievement & Annual Incentive Comp			2011 Annual Incentive Target Achievement & Annual Incentive Comp
	At 100%	Achieved	Incentive Comp Paid	At 100%	Achieved	Incentive Comp Paid	At 100%	Achieved	Incentive Comp Paid
Bret W. Wise Chairman & CEO	$815,000	57.7%	$470,300	$830,000	70.7%	$586,500	$860,000	104.8%	$901,300

Say on Pay Vote in 2011

In 2011 at the Annual Stockholders’ meeting, stockholders of the Company had the opportunity to vote, on an advisory basis, on the Company’s executive compensation. Eighty nine percent (89%) of the stockholders who voted on the matter approved, on an advisory basis, the Company’s executive compensation. The Committee views this as support of the Committee’s approach to the determination and setting of the compensation of the Company’s executives.

Notes on 2011

In September 2011 the Company completed the largest acquisition in its history with the acquisition of Astra Tech AB from Astra Zeneca. This transaction combines two of the fastest growing dental implant businesses, creating the number three global implant business in terms of market share and strengthening DENTSPLY’s leadership position in the global dental market. Astra Tech is a leading developer, manufacturer and marketer of dental implants, customized implant abutments and consumable medical devices in the urology and surgery market segments. Astra Tech offers a comprehensive portfolio of dental implants and abutments while the Astra Tech healthcare business is a leading provider of hydrophilic intermittent catheters.

On March 11, 2011, the country of Japan experienced a natural disaster of unprecedented scope. One of the Company’s key suppliers, which is the sole source of certain orthodontic products, was greatly impacted and as a result largely was forced to suspend or curtail operations for much of 2011. Company management, faced with this situation, quickly took steps to address this circumstance and to mitigate this significant supply disruption. The Company made temporary arrangements for alternative supply of certain products and has taken certain restructuring actions to manage the cost structure of its orthodontic business. The key supplier has since relocated some of its operations to a new location and has resumed delivery of some products on a limited, but gradually increasing basis. As will be discussed below in the section titled Determination of Annual Incentive Awards, as a consequence of the unprecedented nature of this event and the impact on the Company, the Committee modified the incentive plan for 2011 as described on page 30.

II.	Determination of Executive Compensation

The Company’s intention in developing total annual compensation for executives is to be externally competitive and meet the Company’s compensation objectives. Salary ranges, annual bonus plan targets and equity compensation targets are developed using a “total compensation” perspective which considers all components of compensation.

Review of Pay Relative to Peer Groups

In establishing the Company’s executive compensation, compensation programs and awards in 2011, the Committee reviewed and considered market data and a report from Cook on the Company’s overall executive compensation program. For purposes of market comparison, the Committee considered the levels of current compensation at companies of similar size as the Company, using a broad compensation survey provided by Towers Watson, and the proxies of a smaller group of companies (collectively the “Peer Group”). With respect to the Towers Watson survey, the Committee tried to identify companies of similar size and complexity to be included. The Towers Watson database used in 2010 was comprised of fifty-five comparator companies generating annual revenues of $1 billion to $5 billion (“Survey Peer Group”). The Survey Peer Group is identified in Appendix B to this proxy statement. To complement the Towers Watson survey data, the Committee, with assistance from Cook, identified a peer group comprised of seventeen organizations intended to be more closely aligned with the size and nature of operations of the Company’s business, for which a more detailed compensation review was done based on those organization’s 2010 proxies (“Proxy Peer Group”). This Proxy Peer Group is identified below:

Proxy Peer Group

Beckman Coulter	Kinetic Concepts	St. Jude Medical
CareFusion	Mettler-Toledo	Teleflex
Cooper Companies	Patterson Companies	Varian Medical Systems
CR Bard	PerkinElmer	Waters
Edwards Lifesciences	ResMed	Zimmer Holdings
Henry Schein	STERIS

Data from the Peer Groups are considered by the Committee and compared with the compensation of the Company’s executive officers in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value. Cook also provided a report to the Committee that analyzed the Peer Group data and provided commentary with respect to the Company’s overall executive compensation program, including executive compensation pay, the annual and long-term incentive program design, common share usage and burn rates from the Company’s equity incentive programs and a fair value transfer analysis of the Company’s long-term equity incentive compensation.

The analysis by Cook reflected that in general, the targeted total direct compensation (base salary, annual incentive and annualized expected value of long term incentives) of the Company’s executive officers is generally around the 50th percentile of the market, as reflected in the Peer Group data. This, of course, is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual incentive plan and can be higher or lower than the 50th percentile depending on performance.

The Committee does not consider the overall wealth accumulation of executives in establishing the current level of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth.

The Committee also annually reviews a tally sheet which provides a comprehensive summary of the entire executive compensation pay and programs.

Determination of Annual Base Salaries

In establishing base salaries of the Company’s executives, the Committee strives to reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments are generally made annually and have in the past been awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to a range around the 50th percentile of the base pay paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance and experience level.

The starting point for the Committee in establishing base salaries and annual incentive awards is to review the total annual cash compensation of the executive officers with the total annual cash compensation for comparable positions in the Peer Groups. In determining the total annual cash compensation of the executive officer, the Committee establishes a comparative base salary and what the annual incentive awards for the executive officers would be at the 100% target achievement level (as described in the Annual Incentive section of this report), relative to comparable positions reflected in the Peer Groups. Once the Committee establishes the appropriate range for base salaries, the Committee adjusts the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and the desire to minimize the risk of losing the services of the executive to another company. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment.

The base salaries of the executive officers were reviewed in November 2010 in connection with this review of total compensation. Despite the continued difficult economic conditions, the Committee believed that the Company performed better than the global dental industry as a whole based on data provided to and reviewed by the Committee. Based on its overall review, at its meeting in November 2010, the Committee and the Independent members of the Board, with respect to the CEO, approved base salaries for the NEOs for 2011 as follows:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — $860,000

William R. Jellison, Senior Vice President and Chief Financial Officer — $417,000

Christopher T. Clark, President and Chief Operating Officer — $541,000

James G. Mosch, Executive Vice President — $424,000

Robert J. Size, Senior Vice President — $342,000

Determination of Annual Incentive Awards

As discussed above in the section on Compensation Philosophy and Objectives, the Committee believes it is important to have a portion of the executive’s total annual cash compensation tied to the annual performance of the Company and its executives. It is intended that this component of the total compensation of executives be competitive with the market, but also reward executives for good performance and reduce the targeted compensation opportunity for performance that fails to meet the objectives established by the Committee. The Committee believes this helps to align the compensation and objectives of the executives with the Company and its stockholders. Target annual incentive awards are determined as a percentage of each executive’s base salary. The Committee determines the general performance measures and other terms and conditions of awards for executives covered under the Company’s annual incentive program, and the weight attributable to each performance goal for the NEOs. For executives below the level of the NEOs, the CEO and other executives establish the performance objectives and weighting based on direction provided in the Annual Incentive Plan.

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the performance year. These targets are generally established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In establishing the target payouts, the Committee evaluated the compensation levels in the Peer Groups. The Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual bonuses that, in combination with base salary, would be competitive in the 50th percentile range with the total annual compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Committee, the executives are rewarded with higher annual bonuses and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level. The general principle in setting targets and measuring performance is that management is responsible and accountable for the financial results of the Company. The annual incentive plan, which is largely based on the financial performance of the Company, provides that the Committee may adjust positively or negatively the net income component of the financial results, based on U.S. GAAP consistently applied, to address unique or significant events, such as, the impact of merger and acquisition activity, charges related to settlement of litigation, unbudgeted restructuring expenses or gains, interest carrying costs related to unbudgeted share repurchases, changes in accounting principles and the impact of significant or non-recurring unbudgeted one-time gains or losses, that were not considered in the targets set for the year, are not reflective of current operations, or benefit future periods.

As noted earlier, the Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives; as a result, their total annual compensation will be more significantly correlated, both upward and downward, to the Company’s performance. The variability of the cash compensation of the Company’s executives is closely linked to annual financial results of the Company, delivering lower-than-market total cash compensation when financial performance is below targets set by the Committee and higher total cash compensation when the results are above such targets. Consistent with this principle, for 2011, the bonus targets for the NEOs ranged from 60% to 100% of base salary depending on the executive’s position, as set forth below.

Name	Target as Percent of Salary
Bret W. Wise, Chairman of the Board and Chief Executive Officer	100%
Christopher T. Clark, President and Chief Operating Officer	80%
William R. Jellison, Senior Vice President and Chief Financial Officer	60%
James G. Mosch, Executive Vice President	70%
Robert J. Size, Senior Vice President	60%

As noted above, the actual annual incentive awards are based on an executive’s performance against objectives established by the Committee. Generally, the Committee expects awards, in the aggregate, to range from 90% to 110% of target. Awards may range from no award being earned to 200% of target, although attainment at the maximum award level would be extremely difficult and is not expected. Awards, for the positions of the NEOs over the last three years have ranged from 28.9% to 121.4% of target.

The performance measures established by the Committee for the NEOs at the beginning of 2011, based on the annual budget approved by the Board, were allocated 90% to financial and 10% to strategic objectives. The financial targets for the NEOs were based on the Company’s net income and internal sales growth. In the case of operating executives who have responsibility for certain businesses, in addition to the targets for the Company’s income and sales growth, a portion of their annual target is comprised of the operating income and internal sales growth of those businesses. The targets for net income are set at levels so that minimal levels of achievement must be met in order for any incentive award to be paid. The Committee establishes objectives for net income and internal sales growth which it believes is challenging but fair and consistent with the executive compensation objectives described above. If the objectives are met, it is believed that the Company’s performance should lead to greater stockholder returns.

Because of the natural disaster in Japan and the effect that it had on the Company’s orthodontic business, shortly after the scope of the disaster was known, the Committee determined that the annual incentive plan should be adjusted to take into consideration the disaster and to reflect the Company’s performance on a comparable basis. As a result, the sales growth and net income objectives were recast to exclude Japan and the orthodontic business and those objectives were reduced to an allocation of 80% of the Annual Incentive objective. The Committee left 10% allocated to the previously established strategic objectives and reallocated the remaining 10% to the Committee’s determination of how well the Company managed the Japan and orthodontic businesses, including recovery plans for the businesses, in light of the impact from the disaster.

The financial targets for 2011 for the NEOs, other than Mr. Size, who has direct operating business responsibility, were internal sales growth of 3.5% excluding the orthodontics and Japanese businesses, and corporate net income, adjusted in 2011 to exclude the orthodontics and Japanese business of $257.9 million, net of specific items. The Company’s target for internal growth of 3.5% was above what the Committee believed was the expected growth for the global dental consumables market in 2011. Fifty percent of Mr. Size’s objectives were based on the same objectives as the other NEOs and the remaining amount of his target incentives were based on the sales growth and income from operations of the businesses for which he had responsibility. The components of Mr. Size’s annual incentive compensation related to operating activities is not material and the Company believes it would be competitively harmful to disclose the operating business objectives as that would enable competitors to identify what the financial targets and business strategies are for certain specific operating businesses. The targets for the operating segments are set based on the projected budgets for the operating businesses and are meant to be challenging and which, if met, would result in the operating business meeting its strategic objectives and/or outperforming its competition in the market.

The three strategic objectives which comprise 10% of the NEOs target relate to the accomplishment of important strategic activities of the Company and as a component of the annual incentive is not material. Additionally, these objectives are competitively sensitive as they relate to organizational development, strategic objectives and improvements in certain businesses considered important by the Committee and the Board.

Annual cash incentive awards are determined by multiplying the results for each performance objective (i.e., the percentage of that target award payable based on performance) by the target award opportunity for each NEO as described above, and then multiplied by the base salary as of December 31, 2011, the end of the performance period. At its February 2012 meeting, the Committee reviewed the performance of the Company and its executives with respect to the annual objectives to determine whether the NEOs had met or exceeded the 2011 performance goals. As described above, the target net income used for annual incentive objective purposes is corporate net income, adjusted in 2011 to exclude the orthodontics and Japanese businesses, net of specific items consistent with the Annual Incentive Plan. The primary items that were excluded from reported net income for 2011 under this approach were unbudgeted share repurchases, unbudgeted acquisition- and restructuring-related items, gains from mark-to-market on certain derivatives, and certain favorable net tax adjustments. The Committee reviewed the performance of the Company relative to the strategic objectives and concluded they were fully met. Based on this review, the NEOs were paid bonuses at the percent of target as set forth below:

Bret W. Wise, Chairman of the Board and Chief Executive Officer — 104.8%

William R. Jellison, Senior Vice President and Chief Financial Officer — 104.8%

Christopher T. Clark, President and Chief Operating Officer — 104.8%

James G. Mosch, Executive Vice President — 104.8%

Robert J. Size, Senior Vice President — 121.4%

Determination of Equity Incentive Compensation

The third principal component in total compensation for the Company’s executives in 2011 was the award of equity incentives under the Company’s Equity Incentive Plan, consisting of stock options, RSUs and, as noted above, the addition of PRSUs.

The Committee believes that equity incentive compensation serves an essential purpose in attracting and retaining senior executives and providing them long-term incentives to maximize shareholder value. We also believe that long-term incentive awards align the interests of the executive officers with those of our shareowners. Long-term incentive awards for executive officers generally are made annually, as part of the “total remuneration” approach to executive compensation, under the stockholder-approved DENTSPLY

Equity Incentive Plan. The long-term incentive program is designed to reward mid- and long-term performance and was comprised of three components in 2011:

•	Stock option awards designed to reward stock price growth;
•	Time based RSU awards(except as noted below for certain NEOs who have performance requirements); and
•	PRSUs awards based on accomplishment of a specific one year performance objective.

A stock option becomes valuable only if the Company’s stock price increases above the option exercise price and the holder of the option remains employed for the period required for the option to vest, and thus, is a significant performance based compensation component. This provides an incentive for an option holder to remain employed by the Company and to enhance shareholder value. The Committee believes that equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company and is most closely aligned with the interest of stockholders.

As described in the Executive Summary section of this CD&A, the Company now grants stock option awards three days after the Company issues its financial results for the prior fiscal year to more closely align the stock option exercise price with the market’s response to the Company’s prior year financial performance. Stock options are granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. Stock option grants vest and become exercisable over three years — one-third on each of the first three anniversaries following grant — and are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination of employment or retirement. Under the terms of the Company’s Equity Incentive Plan, RSUs/ PRSUs and unvested stock options are forfeited if the executive voluntarily leaves prior to exercise, full vesting of RSUs/PRSUs or a qualified retirement.

The Committee believes that the use of RSUs and PRSUs as part of the Company’s equity compensation program is consistent with current market practices, provides a greater opportunity for executives to build share ownership in the Company, provides an incentive for executives to remain with the Company and provides an equity vehicle that allows DENTSPLY to attract, motivate and retain the employee talent considered critical for achieving the Company’s goals. Currently, RSUs vest after three (3) years, and the accomplishment of certain objectives for certain executive officers, including the CEO, and PRSUs vest after three (3) years, provided that a one (1) year performance objective is met. With respect to the PRSUs awarded to the NEOs, the Committee established a performance requirement based on one year adjusted earnings per share growth. For Messrs. Wise, Clark and Jellison, in addition to time based vesting, the RSUs included a performance requirement regarding the aggregate net income of the Company over the three year vesting period.

Guidelines for the size and type of awards are developed based upon, among other factors, the Committee’s review of the Peer Group data, input from Cook, shares available for grant under the Equity Incentive Plan, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total compensation, as compared to the Peer Groups. Equity awards comprise a larger portion of the senior executives’ compensation to more closely align the compensation and interests of the senior executives with that of shareowners. The Committee also takes into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plan.

For stock option grants in February 2011, which were reviewed by the Committee as part of the evaluation of the 2011 total compensation of executive officers, 50% of the annualized expected value target established by the Committee was converted to an estimated number of stock options, and the remaining 50% of the annualized expected value was converted to RSUs and PRSUs. As noted above in the section titled Important Note Regarding Equity Grant Practices and Changes in 2010/2011, the split between stock options,

RSUs and PRSUs was based both on comparisons to the market and the overall risk/reward tradeoff. This equity incentive structure in 2011 was based on stock options comprising 50% of the total incentive opportunity, time based RSUs comprising 30% of the total opportunity and, PRSUs comprising 20% of the total equity incentive opportunity. As the Peer Group data varies somewhat by position, the Committee generally targets the equity incentive compensation at or near the median of the Peer Groups at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target. Typically the maximum incentive opportunity (assuming performance exceeds target and meets the maximum targets in the plan) is in the range of the 50th to 65th percentile of the Peer Groups.

The PRSUs, or the applicable portion thereof, will vest after three years based on the performance of the Company relative to the applicable performance requirement. The performance target for the PRSUs in 2011 was the adjusted Earnings Per Share (“EPS”) growth achieved in 2011. The EPS target for maximum achievement in 2011 was set at 12%. If the EPS growth was less than 5.0%, no portion of the PRSUs would be earned. EPS between 5.0% and 12% would result in less than the full amount of the PRSUs being qualified for vesting after the three-year vesting period. In light of the natural disaster in Japan, 90% of the EPS target was allocated to the Company’s financial results excluding the Japanese and the orthodontics businesses, with 10% of the performance objective based on the EPS results of those businesses. Because of the impacts of the natural disaster, the financial target for the Japan and orthodontics business, was essentially unachievable and were not earned, thus the 10% portion of the grant will not vest. Relative to the 90% portion of the PRSU grant, the Company achieved performance at 97.2% of the maximum performance target by achieving an adjusted EPS growth of 11.7% (excluding the Japanese and orthodontics businesses), slightly below the maximum target of adjusted EPS growth of 12%. Accordingly, the total achievement for the PRSUs under the plan for 2011, was 87.5%. Please see page 36 in the Company’s Form 10-K for 2011 for a reconciliation of the non-GAAP EPS information to GAAP EPS information.

While equity awards under the Equity Incentive Plan generally involve no immediate cash cost, the Company does recognize expense for such awards in accordance with Statement of Financial Accounting Standards (”SFAS”) No. 123(R), “Share-Based Payment” (”SFAS No. 123(R)”).

III.	Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements with all of the NEOs. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company other than in a change of control of the Company (as defined in the agreements) without cause, or by the employee with good reason, the Company will be obligated to pay or provide to the employee, over a period of two years subsequent to termination of employment, (i) all compensation at the base salary rate immediately preceding the termination, and (ii) the payments and benefits that the employee would have received under employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before their termination.

The amounts that each NEO would receive in the event of a termination described above is set forth in the Potential Payment Upon Termination or Change in Control tables on pages 49 – 51.

Termination following Change-in-Control

The Committee believes executive officers, including all the NEOs, who are terminated or elect to resign for “good reason” (as defined in the employment agreements) in connection with a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the Company and shareholder interests during a change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change-in-control benefits are consistent with the practices of companies with whom DENTSPLY competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of DENTSPLY, in accordance with the Company’s Equity Incentive all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives, that is, restrictions on all outstanding restricted stock units lapse and all non-exercisable stock options become exercisable. In the event that a termination of employment is made by the Company without cause or by the employee with good reason within a period of two (2) years after a change in control of the Company, the Company is required to pay to the NEOs, subject to the requirements of Section 409A(a)(2)(B) of the Internal Revenue Code, the benefits described in the paragraph above and the Potential Payment Upon Termination or Change in Control tables below.

IV.	Retirement and Other Benefits

The Company also maintains standard benefits that are consistent with those offered by other major corporations and are generally available to all of the Company’s full time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

DENTSPLY offers retirement benefits to its U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan and a discretionary company-funded Employee Stock Ownership Plan (“ESOP”). The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. Similarly situated employees, including DENTSPLY’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed, and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan. The ESOP is a defined contribution plan designed to allow employees, including executive officers, to accumulate retirement accounts through ownership of Company stock, and to allow DENTSPLY to make contributions or allocations to those funds.

DENTSPLY’s healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs. DENTSPLY shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to all other U.S.-based DENTSPLY employees.

The Company maintains a very limited number of benefit programs that are only available to the NEOs and other senior employees qualifying for eligibility based on salary grade level. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the DENTSPLY Supplemental Savings Plan (“DSSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Board concluded were not receiving competitive retirement benefits. The Committee annually approves participants in the SERP. Contributions equal to 11.7% of total annual compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP and 401(k) plans, are allocated to the participant’s accounts. No actual benefits are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The DSSP is a deferred compensation plan that allows management employees of the Company to defer a portion of their base salary and annual incentive bonus, for payment at a future time, as elected by the participant. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the DSSP. The Plan is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that Executive Officers may not defer base salary into Company stock because of implications under Section 16 of the Securities Exchange Act), which are tracked by the Administrator.

V.	Executive Stock Ownership Guidelines

Because the Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that DENTSPLY’s executive management should accumulate and hold within six (6) years of the date of appointment to the executive position. “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement Plans, including SERP and DSSP, and stock awarded pursuant to the equity incentive program, other than stock options. Under the current guideline established by the Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Chief Executive Officer	5X
Chief Operating Officer	3X
Senior Vice Presidents	2X
Vice Presidents	1X

All NEOs in their current positions were in compliance with the Stock Ownership Guidelines as of the end of 2011.

VI.	Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the NEOs. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option incentive awards generally are performance-based compensation meeting those requirements, and, as such, are believed to be fully deductible. The Committee generally seeks ways to limit the impact of Section 162(m); however, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The Committee has established a performance goal for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for the vesting of their RSUs granted in 2011, regarding the aggregate net income of the Company over the three year vesting period, consistent with the performance based requirements established by 162(m).

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth the compensation earned by the Named Executive Officers for the fiscal year ended December 31, 2011. The Named Executive Officers are the Company’s CEO or Principal Executive Officer, CFO or Principal Financial Officer, and three other most highly compensated executive officers.

Summary Compensation Table
For Fiscal Year End December 31, 2011

Name and Principal Position (1)	Fiscal Year	Salary (7) ($)	Stock Awards (8) ($)	Option Awards (9) ($)	Non-Equity Incentive Plan Compensation (10) ($)	All Other Compensation (11) ($)	Total ($)
Bret W. Wise	2011	860,000	1,362,502	1,693,005	901,300	169,240	4,986,048
Chairman of the Board and	2010	830,000	988,684		586,500	152,068	2,557,252
Chief Executive Officer (2)	2009	815,000	966,838	1,700,149	470,300	204,647	4,156,934
William R. Jellison	2011	417,000	330,019	409,829	262,200	68,878	1,487,926
Senior Vice President and	2010	405,000	217,693		171,700	61,921	856,314
Chief Financial Officer (3)	2009	393,000	200,240	374,196	124,700	75,802	1,167,938
Christopher T. Clark	2011	541,000	681,517	847,397	453,600	98,023	2,621,537
President and	2010	525,000	732,529		296,800	86,631	1,640,960
Chief Operating Officer (4)	2009	500,000	483,419	663,347	216,400	109,429	1,972,595
James G. Mosch	2011	441,033	374,989	466,203	323,500	81,433	1,687,158
Executive Vice President (5)	2010	410,000	448,928		254,700	63,185	1,176,813
	2009	359,000	200,240	374,196	132,000	68,359	1,133,795
Robert J. Size	2011	342,000	230,010	285,449	249,100	60,618	1,167,176
Senior Vice President (6)	2010	330,000	163,261		176,100	68,879	738,240

(1)	Principal positions are the positions held during 2011.
(2)	Mr. Wise’s title changed to Chairman of the Board and Chief Executive Officer effective January 1, 2009. He was named Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 2007. Mr. Wise was appointed President and Chief Operating Officer effective January 1, 2006.
(3)	Mr. Jellison was reappointed Senior Vice President and Chief Financial Officer effective January 10, 2005. He served as a Senior Vice President in charge of an operating unit from October 13, 2002 to January 9, 2005. Mr. Jellison served as Senior Vice President and Chief Financial Officer from April 20, 1998 to October 12, 2002.
(4)	Mr. Clark was named President and Chief Operating Officer effective January 1, 2009. He was named Executive Vice President and Chief Operating Officer of the Company effective January 1, 2007. Mr. Clark was appointed Senior Vice President effective November 1, 2002.
(5)	Mr. Mosch was named Executive Vice President effective January 1, 2009. He was appointed Senior Vice President effective November 1, 2002.
(6)	Mr. Size was appointed Senior Vice President effective January 1, 2007. Mr. Size was not a NEO in 2009.
(7)	Includes amounts deferred by the Named Executive Officer under the DENTSPLY Supplemental Savings Plan in 2009. No salary amounts were deferred under the DSSP in fiscal years 2010 or 2011.
(8)	Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year. PRSUs were granted in 2011 only. The maximum number of shares that could be granted upon the conversion of PRSUs upon lapse of restrictions thereon is two times the target amount. For the 2011 PRSU grants, the maximum number of shares, and the value of such number at the grant date price of $36.62, is as follows: Mr. Wise: 18,603 or $681,242; Mr. Jellison: 4,506 or $165,010; Mr. Clark: 9,305 or $340,749; Mr. Mosch: 5,120 or $187,494; Mr. Size: 3,140 or $114,987. Information regarding the calculation of these amounts for the fiscal year ended December 31, 2011 is included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.
(9)	Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 11, Equity, to the Company’s

Consolidated Financial Statements on Form 10-K. In 2010, stock options usually granted in December were moved to February 2011 to have all equity incentive awards granted at one time during the year.
(10)	Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2011, 2010 and 2009 that were paid in cash or deferred under the DSSP in 2012, 2011 and 2010, respectively. As of December 31, 2011, there were no earnings on outstanding non-equity incentive plan awards.
(11)	Amounts shown are described in the All Other Compensation table that follows.

Refer to the CD&A section for a complete description of the components of compensation, along with a description of the material terms and conditions of each component.

For the Named Executive Officers, salary compensation as a percentage of total compensation are as follows: Mr. Wise — 17.2%, Mr. Jellison — 28.0%, Mr. Clark — 20.6%, Mr. Mosch — 26.1% and Mr. Size — 29.3%

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2011:

2011 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Stock Units (2)(#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (4) ($/Share)	Grant Date Fair Value of Stock and Option Awards (5)($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bret W. Wise
Incentive Compensation		—	860,000	1,720,000
RSUs	2/11/2011				—	27,905	27,905				1,021,881
PRSUs	2/11/2011				—	9,302	18,603				340,621
Options	2/11/2011								189,200	36.62	1,693,005
William R. Jellison
Incentive Compensation		—	250,200	500,400
RSUs	2/11/2011				—	6,759	6,759				247,515
PRSUs	2/11/2011				—	2,253	4,506				82,505
Options	2/11/2011								45,800	36.62	409,829
Christopher T. Clark
Incentive Compensation		—	432,800	865,600
RSUs	2/11/2011				—	13,958	13,958				511,142
PRSUs	2/11/2011				—	4,653	9,305				170,375
Options	2/11/2011								94,700	36.62	847,397
James G. Mosch
Incentive Compensation		—	296,800	593,600
RSUs	2/11/2011							7,680			281,242
PRSUs	2/11/2011				—	2,560	5,120				93,747
Options	2/11/2011								52,100	36.62	466,203
Robert J. Size
Incentive Compensation		—	205,200	410,400
RSUs	2/11/2011							4,711			172,517
PRSUs	2/11/2011				—	1,570	3,140				57,493
Options	2/11/2011								31,900	36.62	285,449

(1)	Amounts shown represent threshold, target and maximum amounts for the 2011 Annual Incentive Plan. The maximum award under the 2011 Annual Incentive Plan is base salary, multiplied by the target incentive compensation percentage, multipled by 2. Payments or deferrals made under the Annual

Incentive Plan for 2011 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table. Refer to the CD&A for a description of the performance measures and criteria for payment of Non-equity Incentive Plan Compensation.
(2)	RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.
(3)	The RSUs granted to Mr. Wise, Mr. Jellison and Mr. Clark are subject to a service condition and performance requirements.
(4)	RSUs and PRSUs are granted with an exercise price equal to zero.
(5)	The grant date fair value of RSUs and PRSUs is the closing stock price on the date of grant. The grant date fair value of Options uses the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 11, Equity, to the Company’s Consolidated Financial Statements on Form 10-K.

Outstanding Equity Awards at Year End

The following table provides information on the stock option awards and stock awards outstanding as of December 31, 2011 for the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Bret W. Wise	14,633	—	14,633	22.14	12/15/2013	—	—	—	—
	60,854	—	60,854	27.45	12/13/2014	—	—	—	—
	181,084	—	181,084	27.74	12/13/2015	—	—	—	—
	197,400	—	197,400	31.36	12/12/2016	—	—	—	—
	146,900	—	146,900	45.15	12/10/2017	—	—	—	—
	223,650	—	223,650	25.91	12/8/2018	—	—	—	—
	153,267	76,633	229,900	33.86	12/8/2019	—	—	—	—
	63,066	126,134	189,200	36.62	2/11/2021	—	—	—	—
						—	—	228,615	7,999,239
	1,040,854	202,767	1,243,621			—	—	228,615	7,999,239
William R. Jellison	41,836	—	41,836	27.45	12/13/2014	—	—	—	—
	20,200	—	20,200	27.74	03/22/2015	—	—	—	—
	72,434	—	72,434	27.74	12/13/2015	—	—	—	—
	42,500	—	42,500	31.36	12/12/2016	—	—	—	—
	33,900	—	33,900	45.15	12/10/2017	—	—	—	—
	46,300	—	46,300	25.91	12/08/2018	—	—	—	—
	33,734	16,866	50,600	33.86	12/08/2019	—	—	—	—
	15,266	30,534	45,800	36.62	02/11/2021	—	—	—	—
						—	—	38,655	1,352,538
	306,170	47,400	353,570			—	—	38,655	1,352,538
Christopher T. Clark	59,600	—	59,600	22.14	12/15/2013	—	—	—	—
	41,836	—	41,836	27.45	12/13/2014	—	—	—	—
	55,042	—	55,042	27.74	12/13/2015	—	—	—	—
	71,100	—	71,100	31.36	12/12/2016	—	—	—	—
	59,300	—	59,300	45.15	12/10/2017	—	—	—	—
	111,800	—	111,800	25.91	12/08/2018	—	—	—	—
	59,800	29,900	89,700	33.86	12/08/2019	—	—	—	—
	31,566	63,134	94,700	36.62	02/11/2021	—	—	—	—
						—	—	99,750	3,490,253
	490,044	93,034	583,078			—	—	99,750	3,490,253
James G. Mosch	59,600	—	59,600	22.14	12/15/2013	—	—	—	—
	41,836	—	41,836	27.45	12/13/2014	—	—	—	—
	55,042	—	55,042	27.74	12/13/2015	—	—	—	—
	32,900	—	32,900	31.36	12/12/2016	—	—	—	—
	30,500	—	30,500	45.15	12/10/2017	—	—	—	—
	46,300	—	46,300	25.91	12/08/2018	—	—	—	—
	33,734	16,866	50,600	33.86	12/08/2019	—	—	—	—
	17,366	34,734	52,100	36.62	02/11/2021	—	—	—	—
						50,376	1,762,656	4,800	167,952
	317,278	51,600	368,878			50,376	1,762,656	4,800	167,952

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Robert J. Size	10,000	—	10,000	18.85	06/02/2013	—	—	—	—
	8,200	—	8,200	24.68	07/21/2014	—	—	—	—
	14,262	—	14,262	27.45	12/13/2014	—	—	—	—
	16,778	—	16,778	27.74	12/13/2015	—	—	—	—
	13,800	—	13,800	27.74	03/22/2016	—	—	—	—
	32,900	—	32,900	31.36	12/12/2016	—	—	—	—
	24,900	—	24,900	45.15	12/10/2017	—	—	—	—
	36,000	—	36,000	25.91	12/08/2018	—	—	—	—
	25,334	12,666	38,000	33.86	12/08/2019	—	—	—	—
	10,633	21,267	31,900	36.62	02/11/2021
						35,018	1,225,280	2,944	103,011
	192,807	33,933	226,740			35,018	1,225,280	2,944	103,011

(1)	Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. Options generally expire ten years after the date of grant under these plans. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedules
12/08/2019	The remaining one third will vest December 8, 2012
2/11/2021	One third will vest February 11, 2013, the remaining one third will vest February 11, 2014
(2)	The Company’s stock options are granted at the Board meeting in February each year, with a grant date that is generally three business days after the Company’s report of financial results for the prior year, to employees already in the equity incentive program, and to newly hired executive officers at the HR Committee meeting following the executive officer’s employment date. Prior to 2011, the Company’s equity grants to employees already in the equity incentive program were made at the December Board meeting each year. The exercise price reflects the closing price of DENTSPLY Common Stock on the grant date.
(3)	Stock options generally expire ten years after the grant date.
(4)	RSU grants are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant, except that they become immediately vested upon death, disability or qualified retirement. RSUs have no expiration date. With respect to Mr. Wise, Mr. Jellison and Mr. Clark, vesting of RSUs is contingent upon the continued profitability of the Company and these are included in the column “Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested.” The RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
2/12/2009	vested on February 12, 2012
2/4/2010	will vest on February 4, 2013
2/11/2011	will vest on February 11, 2014
(5)	The market value represents the number of RSUs granted multiplied by December 31, 2011 stock closing market price of $34.99.
(6)	Includes RSUs for Messrs. Wise, Jellison and Clark, together with PRSUs (for Messrs. Wise, Jellison, Clark, Mosch and Size. Both RSUs and PRSUs are cliff vested. Restrictions lapse and the units convert to shares of stock three years after the date of grant (provided, in the case of the PRSUs, that a one-year performance objective is met; and provided, in the case of the RSUs granted to Messrs. Wise, Jellison and Clark, that the Company continues to be profitable), except that they become immediately vested upon death, disability or qualified retirement. PRSUs are shown at the target amount.
(7)	The market value represents the number of RSUs and PRSUs granted (PRSUs at the target amount), multiplied by December 31, 2011 stock closing market price of $34.99.

All Other Compensation

Name of Executive Officer	ESOP Stock Contribution (1)($)	401(k) Contribution (2)($)	SERP Contribution (3)($)	Total Other Compensation ($)
Bret W. Wise	7,350	7,350	154,540	169,240
William R. Jellison	7,350	7,350	54,178	68,878
Christopher T. Clark	7,350	7,350	83,323	98,023
James G. Mosch	7,350	7,350	66,733	81,433
Robert J. Size	7,350	7,350	45,918	60,618

(1)	Represents the allocations to each of the U.S. Named Executive Officers’ DENTSPLY Employee Stock Ownership Plan balances for the year ended December 31, 2011. Pursuant to the terms of the ESOP Plan, non-vested ESOP shares forfeited by terminated employees and dividends earned on the forfeited shares are redistributed to the current ESOP participants, thus reducing the Company’s contribution requirement. The ESOP is a non-contributory defined contribution plan.
(2)	Represents the non-elective cash contributions by the Company into a 401(k) savings plan for each of the U.S. Named Executive Officers.
(3)	Represents Company credits for the 2011 Plan year to the DENTSPLY U.S. Supplemental Executive Retirement Plan, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided in the Non-Qualified Deferred Compensation section.

Option Exercises and Stock Vested

The following table sets forth the actual value received by the Named Executive Officers upon exercise of stock options or vesting of stock awards in 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret W. Wise	153,967	3,003,009	25,231	918,408
William R. Jellison	128,600	2,312,479	5,822	211,921
Christopher T. Clark	69,000	1,347,860	10,189	370,880
James G. Mosch	27,000	528,644	5,240	190,736
Robert J. Size	10,000	206,525	4,269	155,392

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan

Effective January 1, 1999 and amended December 10, 2002 and January 1, 2009, the Board adopted a Supplemental Executive Retirement Plan. The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the U.S. based Named Executive Officers, whom the Board concluded were not receiving competitive retirement benefits. Contributions equal to 11.7% of compensation reduced by ESOP contributions are allocated to the participants’ accounts. No actual benefits are put aside for participants and the participants are general creditors of the Company for payment of the benefits upon retirement or termination from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Company Common Stock at the time of distribution.

The SERP provides for the possible delay in the distribution of benefits as necessary to comply with applicable administrative or legal requirements. Subject to such provisions, benefits are distributed as set forth below. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier election to have their accounts distributed immediately or in annual installments for up to five (5) years.

In the event of a participant’s death before his or her account has been distributed, distribution shall be made to the beneficiary selected by the participant within thirty (30) days after the date of death (or, if later, after the proper beneficiary has been identified).

In the event of a Change in Control as defined in this SERP, participants will be given the option to receive the value of their accounts in lump sums no later than sixty (60) days after the Change in Control. Optional distributions received subject to a change in control must represent the entire Supplemental Executive Retirement Accounts and will be subject to five percent (5%) penalty reductions.

All distributions under this SERP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s vested account by the remaining number of installments, including the current installment to be paid.

The following table sets forth contributions, earnings and year-end balances for 2011, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

DENTSPLY Supplemental Savings Plan

Effective January 1, 2008, the Board adopted the DENTSPLY Supplemental Savings Plan. The purpose of the DSSP is to provide select members of the management of the Company, including all of the U.S. based Named Executive Officers, an opportunity to defer up to 50% of their base salary and 100% of their earned bonuses. Deferred amounts are general obligations of the Company and participant’s accounts are unfunded. Participants are able to elect to have their deferred compensation (other than individual salary deferrals by Named Executive Officers to Company Stock) tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock.

Participation is restricted to a select group of management employees, as determined annually by the Company. The Company maintains a listing of the eligible employees. Participation in the DSSP is voluntary and participants must elect to enroll each year they are eligible to participate.

DSSP payments are made in accordance with participant or employer election, at a specified time, termination for any reason, an unforeseeable emergency, disability or death. Retirement does not apply for purposes of this DSSP. All payments will be distributed in the form of cash at the time of distribution.

All distributions under this DSSP shall be based upon the amount credited to a participant’s account as of the last business day of the month immediately preceding the date of the distribution. The amount of installments payable to a participant electing distribution through installments shall be determined by dividing the aggregate balance of the participant’s account by the remaining number of installments, including the current installment to be paid. It is understood that administrative or legal requirements may lead to a delay between such valuation date and the date of distribution.

The following table sets forth contributions, earnings and year-end balances for 2011, with respect to non-qualified deferred compensation plans for the Named Executive Officers.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions ($)(1)	Registrant Contributions ($)(2)	Aggregate Earnings ($)		Aggregate Balance ($)(5)
Bret W. Wise	Supplemental Executive Retirement Plan		154,540	24,773	(3)	1,165,731
	DENTSPLY Supplemental Savings Plan			8,154	(4)	281,430
William R. Jellison	Supplemental Executive Retirement Plan		54,178	22,798	(3)	892,090
	DENTSPLY Supplemental Savings Plan	146,870		(18,765	)(4)	784,663
Christopher T. Clark	Supplemental Executive Retirement Plan		83,323	17,425	(3)	765,683
James G. Mosch	Supplemental Executive Retirement Plan		66,733	12,972	(3)	568,790
Robert J. Size	Supplemental Executive Retirement Plan		45,918	6,441	(3)	308,566
	DENTSPLY Supplemental Savings Plan			533	(4)	47,906

(1)	Participants in the DSSP can elect to contribute a portion of their salary and/or bonus into this plan. Amount represents an elected contribution to the DSSP accounts in 2011. It is included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.
(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2011. They are included in the “All Other Compensation” column in the Summary Compensation Table.
(3)	Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts, with stock units being distributed in the form of Common Stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2011. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table. Earnings are not reported to the Internal Revenue Service until withdrawn.
(4)	Deferred amounts are general obligations of the Company and participants’ accounts are unfunded. Participants are able to elect to have their deferred compensation tracked relative to investment options that mirror the investment options under the Company’s 401(k), including Company stock. All payments will be distributed in the form of cash at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2011. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table.
(5)	The aggregate balance represents each participant’s vested balance at the end of 2011.

The table below discloses potential distributions of the SERP for the Named Executive Officers if they are terminated as of December 31, 2011:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Bret W. Wise (1)	1,165,731	1,165,731	1,560,593	1,560,593	1,758,533	1,165,731
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
William R. Jellison (2)	892,090	892,090	1,022,783	1,022,783	1,087,792	892,090
Frequency and Duration of Payment	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years	Annual Installment for 5 Years
Christopher T. Clark (3)	765,683	765,683	971,293	971,293	1,073,640	765,683
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
James G. Mosch (4)	568,790	568,790	729,377	729,377	810,545	568,790
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum
Robert J. Size (5)	308,566	308,566	422,151	422,151	422,151	308,566
Frequency and Duration of Payment	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum	Lump Sum

(1)	Mr. Wise’s SERP account balance was $1,165,731 as of December 31, 2011. Mr. Wise would be entitled to additional contributions to the plan for the years 2012 and 2013, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Wise would be entitled to additional contributions to the plan for the years 2012, 2013 and 2014, if there was a change in control of the Company. Estimated contributions for 2012, 2013 and 2014 are based on Mr. Wise’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2011, the $245,000 maximum salary multiplied by 6%). Mr. Wise has elected to receive his SERP account distribution in a lump sum payment.
(2)	Mr. Jellison’s SERP account balance was $892,090as of December 31, 2011. Mr. Jellison would be entitled to additional contributions to the plan for the years 2012 and 2013, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Jellison would be entitled to additional contributions to the plan for the years 2012, 2013 and 2014, if there was a change in control of the Company. Estimated contributions for 2012, 2013 and 2014 are based on Mr. Jellison’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2011, the $245,000 maximum salary multiplied by 6%). Mr. Jellison has elected to receive his SERP account distribution in annual installments over five years.
(3)	Mr. Clark’s SERP account balance was $765,683 as of December 31, 2011. Mr. Clark would be entitled to additional contributions to the plan for the years 2012 and 2013, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Clark would be entitled to additional contributions to the plan for the years 2012, 2013 and 2014, if there was a change in control of the Company. Estimated contributions for 2012, 2013 and 2014 are based on Mr. Clark’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2011, the $245,000 maximum salary multiplied by 6%). Mr. Clark has elected to receive his SERP account distribution in a lump sum payment.
(4)	Mr. Mosch’s SERP account balance was $568,790 as of December 31, 2011. Mr. Mosch would be entitled to additional contributions to the plan for the years 2012 and 2013, if he terminated his employment with the Company for cause or was terminated by the Company. Mr. Mosch would be entitled to additional contributions to the plan for the years 2012, 2013 and 2014, if there was a change in control of the Company. Estimated contributions for 2012, 2013 and 2014 are based on Mr. Mosch’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2011, the $245,000 maximum salary multiplied by 6%). Mr. Mosch has elected to receive his SERP account distribution in a lump sum payment.

(5)	Mr. Size’s SERP account balance was $308,566 as of December 31, 2011. Mr. Size would be entitled to additional contributions to the plan for the years 2012 and 2013, if he terminated his employment with the Company for cause, was terminated by the Company or there was a change in control of the Company. Estimated contributions for 2012 and 2013 are based on Mr. Size’s base salary and bonus compensation multiplied by 11.7% (combined award for ESOP and SERP) less the ESOP portion (for 2011, the $245,000 maximum salary multiplied by 6%). Mr. Size has elected to receive his SERP account distribution in a lump sum payment.

Employment Agreements

The Company has entered into employment agreements with all of the Named Executive Officers. Each of these employment agreements provides that, upon termination of such individual’s employment with the Company as a result of the employee’s death, the Company is obligated to pay the employee’s estate the then current base compensation of the employee for a period of one year following the date of the employee’s death, together with the employee’s pro rata share of any incentive or bonus payments for the period prior to the employee’s death in the year of such death. Each of the employment agreements also provides that, in the event that the employee’s employment is terminated by the Company without “cause” (as defined in the employment agreements), or by the employee with “good reason” (as described in the employment agreements), the Company shall pay compensation and provide benefits for a period (the “Termination Period”) beginning on the date of the termination notice and ending on the earlier of (i) the second annual anniversary of the date of such termination notice; or (ii) the date on which the employee would attain age 65. During this period, (i) the Company will be obligated to pay the employee at the rate of salary being paid immediately before the termination, (ii) the employee will be entitled to receive bonus and incentive compensation in accordance with plans approved by the Board, (iii) the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable, (iv) the employee will be entitled to receive the benefits that would have been accrued by him from participation under any pension, profit sharing, ESOP or similar retirement plan or plans of the Company or any affiliate, and (v) the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events: (i) the covered person becomes eligible for similar type coverage under another employer’s group plans; (ii) the covered person becomes eligible for Medicare health benefits; or (iii) the covered person fails to pay the premium for such coverage by the due date thereof. In the event of death of employee during the Termination Period, the Company shall continue to make payments for a period that is the lesser of the remainder of the Termination Period or twelve (12) months, and shall pay any bonuses due on a pro-rata basis until the date of the employee’s death, to the employee’s designated beneficiary or, if no beneficiary has been effectively designated, then to the employee’s estate.

The employment agreements include a non-competition commitment and a commitment against disclosure of the Company confidential information and non-solicitation of Company employees.

The Company has also entered into employment agreements with certain other members of senior management having terms similar to those described above.

Potential Payments upon Termination or Change in Control

The tables below represent the amount of compensation to each of the Named Executive Officers of the Company in the event of termination from the Company under different circumstances. The amount due to each officer upon retirement, resignation, termination by the employee with cause, termination by the Company without cause, termination following a change in control and in the event of the death of the Named Executive Officer is provided. The amounts assume that the date of termination was December 31, 2011 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The stock price of DENTSPLY was assumed to remain at $34.99 per share, the closing price on December 31, 2011. Actual amounts to be paid may differ and can only be determined in the event of and at the time of the executive officers’ terminations from the Company.

Payments Made Upon Termination

The Named Executive Officer would be entitled to receive amounts earned during his employment, regardless of the reason for his separation from the Company. Those amounts include:

(1)	pro rata share of non-equity incentive compensation would be paid in February of the year following the year in which earned;
(2)	vested stock options could be exercised within 90 days of termination;
(3)	lump sum distributions would be made for amounts accrued and vested through the Company’s ESOP and 401(k) Plan;
(4)	distributions would be made based upon prior election for amounts accrued and vested through the Company’s SERP; and
(5)	lump sum distributions would be made for unused vacation pay.

Payments Made Upon Retirement

In addition to the items listed above, the Named Executive Officer would be entitled to the following:

(1)	all outstanding stock options and RSUs would vest as of the date of a qualified retirement (age 65, or age 60 with fifteen years of service), and the options expire the earlier of 5 years from that date or the original expiration date.

Payments Made Upon Termination for Cause by the Executive Officer, or Termination by the Company without Cause

If a Named Executive Officer separates from the Company with cause, or if the Company terminates the executive officer without cause, the Named Executive Officer would be entitled for the Termination Period, to the following:

(1)	full rate of salary immediately preceding the date of notice of termination, the first six months to be paid in a lump sum at the end of such six month period, and thereafter to be paid bi-weekly;
(2)	non-equity incentive compensation in accordance with the Annual Incentive Plan and based on the rate of salary immediately preceding the date of notice of termination, paid in February in the year following the year in which earned;
(3)	the employee shall not be entitled to receive any further grants of stock options or equity incentives under any stock option or similar such plan subsequent to the date of termination notice, but equity grants shall continue to be exercisable;
(4)	benefits that would have been accrued by him from participation under any pension, profit sharing, Employee Stock Ownership or similar retirement plan or plans of the Company or any affiliate;
(5)	the employee shall receive continued coverage during the Termination Period under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate, provided that such coverage shall terminate for any such benefit on the earlier of the following events:
a.	the employee becomes eligible for similar type coverage under another employer’s group plans;
b.	the employee becomes eligible for Medicare health benefits; or
c.	the employee fails to pay the premium for such coverage by the due date thereof.

Payments Made Upon Termination of Employment by the Executive Officer For Cause or the Company Terminates or Gives Written Notice of Termination to the Employee within Two (2) Years after a Change in Control

If, within two (2) years after a Change in Control the Named Executive Officer terminates employment for cause, or the Company terminates or gives written notice of termination of employment to the Named Executive Officer (regardless of whether with or without cause), the Company shall pay the following amounts to the Named Executive Officer in a single lump sum cash payment within five (5) business days of such termination (provided, that any amount that would be payable to the Named Executive Officer during the six (6) month period beginning on his date of termination and which would not otherwise be exempt from the application of Section 409A(a)(2)(B) of the Code shall be withheld and paid instead on the six (6) month anniversary of the date of termination.

(1)	An amount equal to three (3) times the executive officer’s current annual salary for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch, and an amount equal to two (2) times the executive officer’s current annual salary for Mr. Size;
(2)	An amount equal to three (3) times the executive officer’s annual incentive award for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch and an amount equal to two (2) times the executive officer’s annual incentive award for Mr. Size, for the year in which the termination occurs based on the target achievement of 100%; and
(3)	An amount equal to the benefits that would have been accrued by the Named Executive Officer for the three (3) year period from the date of termination for Mr. Wise, Mr. Jellison, Mr. Clark, and Mr. Mosch, and for the two (2) year period from the date of termination for Mr. Size, from participation by the employee under any pension, profit sharing, ESOP, SERP or similar retirement plan or plans of the Company or any affiliate in which the employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service and compensation the employee would have had during such period.
(4)	Continued coverage for a two (2) year period from the date of termination under all employee disability, annuity, insurance, or other employee welfare benefit plans, programs or arrangements of the Company or any affiliate in which the Named Executive Officer participated immediately before the notice of termination, plus all improvements subsequent thereto (or, if not available or if required in order to comply with Code Section 409A, in lieu thereof be compensated in monthly cash payments for the premium-equivalent amount of such coverage and then be permitted to purchase such coverage, if available, by paying 100% of the premium cost for such coverage on an after-tax basis).

Certain Adjustments in Payments to Executive Officers

(1)	In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the executive officer as described above, whether paid or payable or distributed or distributable pursuant to the terms of the employment agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall pay the executive officer an additional amount (the “Gross-Up Payment”) such that the net amount retained by the executive officer after deduction of any excise tax imposed under section 4999 of the Code, and any federal, state and local income tax, employment tax, excise tax and other tax imposed upon the Gross-Up Payment, shall be equal to the Payment.
(2)	If the net after-tax benefit to the executive officer of receiving the Gross-Up Payment does not exceed the Safe Harbor Amount (as defined below) by more than 10% (as compared to the net after-tax benefit to the executive officer resulting from elimination of the Gross-Up Payment and reduction of the Payments to the Safe Harbor Amount), then (i) the Company shall not pay the executive officer the Gross-Up Payment, and (ii) the provisions of paragraph (3) below shall apply. The term “Safe Harbor Amount” means the maximum dollar amount of parachute payments that may be paid to the participant under section 280G of the Code without imposition of an excise tax under section 4999 of the Code.
(3)	If the Company is not required to pay the employee a Gross-Up Payment as a result of the provisions of Paragraph (2) above, the Company will apply a limitation on the Payment amount as follows: The aggregate present value of the benefits paid to the executive officer (the “Separation Benefits”) shall be reduced (but not below zero) to the “Reduced Amount.” The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of such Separation Benefits without causing any Payment to be subject to the limitation of deduction under section 280G of the Code.

Payments Due Upon Death

If a named officer separates from the Company due to death, the Named Executive Officer’s beneficiaries would be entitled to the following:

(1)	salary at the rate immediately preceding the date of death for a period of one year from the date of death;
(2)	pro-rata share of non-equity incentive compensation based on the rate of salary immediately preceding the date of death, paid in February of the year following the year in which earned;
(3)	all outstanding stock options would vest as of the date of death and would be exercisable until the earlier of the stated expiration date of the option, or one (1) year from the date of death; and
(4)	contributions would be made to the Employee Stock Ownership, 401(k) and Supplemental Executive Retirement Plans for the year of the death and lump sum distributions would be made to the beneficiaries.

The following tables contain estimated potential payments that may be due to a Named Executive Officer should termination or change in control occur. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount a Named Executive Officer would receive if a change occurred. The payments listed represent the incremental amounts due to the Named Executive Officer that exceed what the Named Executive Officer would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and have been reported in previous sections of this proxy:

•	amounts already earned under the Non-Equity Incentive Compensation Plan
•	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal Year End table)

Bret W. Wise

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,720,000	1,720,000	2,580,000	860,000
Non Equity Incentive Compensation Plan	1,720,000	1,720,000	2,580,000
Stock Options	86,595	86,595	86,595	86,595
Stock Awards & Dividends	2,377,243	2,377,243	3,929,705	3,929,705
Employee Stock Ownership Plan	15,000	15,000	22,500
401(k)	15,000	15,000	22,500
Supplemental Executive Retirement Plan	394,862	394,862	592,802
Medical, Dental, Vision and Personal Accident Insurances	28,105	28,105	28,105
Long Term Disability Insurance	1,404	1,404	1,404
Basic Life and Accidental Death and Dismemberment Insurance	1,884	1,884	1,884	500,000
Gross-Up			3,502,695
Total	6,360,094	6,360,094	13,348,190	5,376,301

William R. Jellison

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	834,000	834,000	1,251,000	417,000
Non Equity Incentive Compensation Plan	500,400	500,400	750,600
Stock Options	19,059	19,059	19,059	19,059
Stock Awards & Dividends	506,285	506,285	882,316	882,316
Employee Stock Ownership Plan	15,000	15,000	22,500
401(k)	15,000	15,000	22,500
Supplemental Executive Retirement Plan	130,693	130,693	195,702
Medical, Dental, Vision and Personal Accident Insurances	28,727	28,727	28,727
Long Term Disability Insurance	1,404	1,404	1,404
Basic Life and Accidental Death and Dismemberment Insurance	1,884	1,884	1,884	500,000
Total	2,052,451	2,052,451	3,175,692	1,818,375

Christopher T. Clark

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	1,082,000	1,082,000	1,623,000	541,000
Non Equity Incentive Compensation Plan	865,600	865,600	1,298,400
Stock Options	33,787	33,787	33,787	33,787
Stock Awards & Dividends	1,445,418	1,445,418	2,221,950	2,221,950
Employee Stock Ownership Plan	15,000	15,000	22,500
401(k)	15,000	15,000	22,500
Supplemental Executive Retirement Plan	205,610	205,610	307,956
Medical, Dental, Vision and Personal Accident Insurances	28,105	28,105	28,105
Long Term Disability Insurance	1,404	1,404	1,404
Basic Life and Accidental Death and Dismemberment Insurance	1,884	1,884	1,884	500,000
Gross-Up			2,020,365
Total	3,693,808	3,693,808	7,581,851	3,296,736

James G. Mosch

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	882,066	882,066	1,323,099	441,033
Non Equity Incentive Compensation Plan	617,446	617,446	926,169
Stock Options	19,059	19,059	19,059	19,059
Stock Awards & Dividends	755,586	755,586	1,182,857	1,182,857
Employee Stock Ownership Plan	15,000	15,000	22,500
401(k)	15,000	15,000	22,500
Supplemental Executive Retirement Plan	160,587	160,587	241,755
Medical, Dental, Vision and Personal Accident Insurances	28,105	28,105	28,105
Long Term Disability Insurance	1,404	1,404	1,404
Basic Life and Accidental Death and Dismemberment Insurance	1,884	1,884	1,884	500,000
Total	2,496,138	2,496,138	3,769,332	2,142,949

Robert J. Size

	Termination by Employee with Cause ($)	Termination by Company ($)	Termination After Change in Control ($)	Death ($)
Salary	684,000	684,000	684,000	342,000
Non Equity Incentive Compensation Plan	376,200	376,200	376,200
Stock Options	14,313	14,313	14,313	14,313
Stock Awards & Dividends	387,264	387,264	387,264	649,337
Employee Stock Ownership Plan	15,000	15,000	15,000
401(k)	15,000	15,000	15,000
Supplemental Executive Retirement Plan	113,585	113,585	113,585
Medical, Dental, Vision and Personal Accident Insurances	28,105	28,105	28,105
Long Term Disability Insurance	1,404	1,404	1,404
Basic Life and Accidental Death and Dismemberment Insurance	1,884	1,884	1,884	500,000
Total	1,636,757	1,636,757	1,636,757	1,505,649

COMPENSATION OF DIRECTORS

Members of the Board who are not employees of the Company (“Outside Directors”) received an annual fee in 2011 of $40,000. Outside Directors who were chairpersons of the HR and Governance Committees received an additional annual fee of $7,500, the chairperson of the Audit Committee received an additional annual fee of $10,000 and the Lead Director received an additional annual fee of $10,000. In 2011, Outside Directors also received a fee of $1,500 for each Board and committee meeting attended and $1,000 for each Board and committee meeting attended via teleconferencing. As of March 28, 2012, these fees remain the same. Annual fees are paid quarterly. Each Outside Director receives equity incentive grants, currently stock options and restricted stock units, as fixed from time to time by the Board. In 2011, the equity incentive compensation for directors was set at an expected annual value of $115,000, using the binomial method of calculation; however, because of the change in timing of equity grants, as described below, the actual grant values varied for the directors. There were nonqualified stock options and restricted stock units granted to directors collectively in 2011. Directors are reimbursed for travel and other expenses relating to attendance at Board and committee meetings.

Effective January 1, 1997, the Company established a Directors’ Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan permits Outside Directors to elect to defer receipt of directors’ fees or other compensation for their services as directors. Outside Directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Distributions to a director under the Deferred Plan will not be made to any Outside Director until the Outside Director ceases to be a Board member.

The following table shows the compensation paid to the Company’s Outside Directors for the year ended December 31, 2011.

2011 Directors Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Dr. Michael C. Alfano (2)	60,500	34,482	80,530	175,512
Eric K. Brandt (3)	59,500	34,482	80,530	174,512
Paula H. Cholmondeley (4)	56,500	34,482	80,530	171,512
Michael J. Coleman (5)	67,000	34,482	80,530	182,012
Willie A. Deese (6)	61,944	44,223	107,206	213,373
William F. Hecht (7)	78,000	34,482	80,530	193,012
Leslie A. Jones (8)	58,000	34,482	80,530	173,012
Francis J. Lunger (9)	72,000	34,482	80,530	187,012
John L. Miclot (10)	59,500	34,482	80,530	174,512
John C. Miles II (11)	60,000	34,482	80,530	175,012

(1)	Mr. Wise is not shown in this table since he was an employee of the Company as of December 31, 2011. His compensation is shown in the Summary Compensation Table. Mr. Wise receives no compensation for serving as a director.
(2)	Dr. Alfano elected to receive his compensation in the form of cash. Compensation to Dr. Alfano consisted of fees of $20,500 for attending Board and committee meetings and the annual fee of $40,000.
(3)	Mr. Brandt elected to receive his compensation in the form of cash. Compensation to Mr. Brandt consisted of fees of $19,500 for attending Board and committee meetings and the annual fee of $40,000.
(4)	Ms. Cholmondeley elected to receive her compensation in the form of deferral to stock units with dividends. Compensation to Ms. Cholmondeley consisted of fees of $16,500 for attending Board and committee meetings and the annual fee of $40,000.
(5)	Mr. Coleman elected to receive his compensation in the form of deferral to a savings account with interest. His compensation consisted of fees of $19,500 for attending Board and committee meetings and the annual fee of $47,500, which included the fee for chairing the HR Committee.

(6)	Mr. Deese joined the Board in February 2011. Mr. Deese elected to receive his compensation in the form of cash. Compensation to Mr. Deese consisted of fees of $16,500 for attending Board and committee meetings and the annual fee of $45,444, which included a pro-rated amount for the annual fee for the first quarter of 2011 plus the full amount for the following four quarters.
(7)	Mr. Hecht elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Hecht consisted of fees of $20,500 for attending Board and committee meetings and the annual fee of $57,500, which included the fee for chairing the Governance Committee and serving as the Lead Director.
(8)	Mr. Jones elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Jones consisted of fees of $18,000 for attending Board and committee meetings and the annual fee of $40,000.
(9)	Mr. Lunger elected to receive his compensation in the form of deferral to stock units with dividends. His compensation consisted of fees of $22,000 for attending Board and committee meetings and the annual fee of $50,000, which included the fee for chairing the Audit Committee.
(10)	Mr. Miclot elected to receive his compensation in the form of deferral to stock units with dividends. Compensation to Mr. Miclot consisted of fees of $19,500 for attending Board and committee meetings and the annual fee of $40,000.
(11)	Mr. Miles elected to receive his compensation in the form of deferral to a savings account with interest. Compensation to Mr. Miles consisted of fees of $20,000 for attending Board and committee meetings and the annual fee of $40,000.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of March 28, 2012 (unless otherwise indicated).

	Shares Owned Beneficially
Five Percent Stockholders	Number	Percent
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	24,033,708(1)	16.9%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	9,173,912(2)	6.5%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,876,118(3)	5.56%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	7,634,726(4)	5.39%

(1)	The ownership of shares for T. Rowe Price Associates, Inc. is based on information contained in the Amended Schedule 13G filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, Inc. (collectively “Price Associates”) on February 14, 2012 for the period ended December 31, 2011.
(2)	The ownership of shares for Massachusetts Financial Services Company (“MFS”) is based on information contained in the Amended Schedule 13G filed by Massachusetts Financial Services Company on January 27, 2012 for the period ended December 31, 2011 and consists of shares beneficially owned by MFS and/or certain other non-reporting entities.
(3)	The ownership of shares for BlackRock, Inc. is based on information contained in the Schedule 13G filed by BlackRock, Inc. on January 20, 2012 for the period ended December 31, 2011.
(4)	The ownership of shares for Vanguard Group, Inc. is based on information contained in the Amended Schedule 13G filed by Vanguard Group, Inc. on February 6, 2012 for the period ended December 31, 2011.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 28, 2012 held by (i) the Company’s CEO, Chief Financial Officer (“CFO”) and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), (ii), each director and nominee for director and (iii) all directors and executive officers of the Company as a group (based on 149,856,196 shares of Common Stock outstanding as of such date, as adjusted pursuant to SEC rules).

	Shares Owned Beneficially
Stock Ownership by Executive Officers and Directors	Number		Percent
Bret W. Wise	1,184,993	(1)	*
William R. Jellison	357,479	(2)	*
Christopher T. Clark	570,820	(3)	*
James G. Mosch	364,798	(4)	*
Robert J. Size	220,722	(5)	*
Dr. Michael C. Alfano	56,465	(6)	*
Eric K. Brandt	43,103	(7)	*
Paula H. Cholmondeley	68,946	(8)	*
Michael J. Coleman	110,864	(9)	*
Willie A. Deese	833	(10)	*
William F. Hecht	89,567	(11)	*
Leslie A. Jones	235,234	(12)	*
Fracis J. Lunger	49,358	(13)	*
John L. Miclot	6,219	(14)	*
John C. Miles II	67,249	(15)	*
All directors and executive officers as a group (18 persons)	3,568,424	(16)	2.4

*	Less than 1%
(1)	This number includes 57,415 shares held direct by Mr. Wise; 500 shares held by Mr. Wise’s spouse; 2,000 shares held in an IRA account; 2,250 shares held in a 401(k) account of Mr. Wise; 3,420 shares allocated to the Company Employee Stock Ownership Plan (“ESOP”) account of Mr. Wise; 1,085,821 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 33,588 shares that could be acquired pursuant to the Supplemental Executive Retirement Plan (“SERP”) upon Mr. Wise’s retirement or termination from the Company.
(2)	This number includes 11,630 shares held direct by Mr. Jellison; 3,000 shares held by Mr. Jellison’s family trust; 11,010 shares allocated to the Company ESOP account of Mr. Jellison; 306,170 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 25,670 shares that could be acquired pursuant to the SERP upon Mr. Jellison’s retirement or termination from the Company.
(3)	This number includes 18,738 shares held direct by Mr. Clark; 11,218 shares held by Mr. Clark’s spouse; 28,768 shares allocated to the Company ESOP account of Mr. Clark; 490,044 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 22,052 shares that could be acquired pursuant to the SERP upon Mr. Clark’s retirement or termination from the Company.
(4)	This number includes 10,288 shares held direct by Mr. Mosch; 20,848 shares allocated to the Company ESOP account of Mr. Mosch; 317,278 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 16,384 shares that could be acquired pursuant to the SERP upon Mr. Mosch’s retirement or termination from the Company.
(5)	This number includes 6,037 shares held direct by Mr. Size; 2,984 shares allocated to the Company ESOP account of Mr. Size; 202,807 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 8,893 shares that could be acquired pursuant to the SERP upon Mr. Size’s retirement or termination from the Company.
(6)	This number includes 8,324 shares held direct by Dr. Alfano; 27,942 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 14,974 shares that could be acquired pursuant to the exercise of stock options and 5,225 shares of restricted stock units that will vest when Dr. Alfano ceases to be a Board member.
(7)	This number includes 6,276 shares held direct by Mr. Brandt; 36,424 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 403 shares that could be acquired pursuant to the Deferred Plan.
(8)	This number includes 542 shares held direct by Ms. Cholmondeley; 37,618 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; 9,150 shares that could be acquired pursuant to the Deferred Plan; and 16,586 shares that could be acquired pursuant to the exercise of stock options and 5,050 shares of restricted stock units that will vest when Ms. Cholmondeley ceases to be a Board member.
(9)	This number includes 6,877 shares held direct by Mr. Coleman; 12,600 shares held by Mr. Coleman’s spouse; 52,007 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; 18,440 shares that could be acquired pursuant to the Deferred Plan; and 16,586 shares that could be acquired pursuant to the exercise of stock options and 4,354 shares of restricted stock units that will vest when Mr. Coleman ceases to be a Board member.
(10)	This number includes 833 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012.
(11)	This number includes 45,447 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; 24,139 shares that could be acquired pursuant to the Deferred Plan; and 14,726 shares that could be acquired pursuant to the exercise of stock options and 5,255 shares of restricted stock units that will vest when Mr. Hecht ceases to be a Board member.
(12)	This number includes 115,265 shares held direct by Mr. Jones; 46,000 shares held by Mr. Jones’ spouse; 34,007 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; 18,121 shares that could be acquired pursuant to the Deferred Plan; and 16,586 shares that could be acquired pursuant to the exercise of stock options and 5,255 shares of restricted stock units that will vest when Mr. Jones ceases to be a Board member.
(13)	This number includes 1,826 shares held direct by Mr. Lunger; 34,017 shares that could be acquired pursuant to the exercise of stock options exercisable and 3,347 shares of restricted stock units that will vest within 60 days of March 28, 2012; and 10,168 shares that could be acquired pursuant to the Deferred Plan.
(14)	This number includes 2,967 shares that could be acquired by Mr. Miclot pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 3,252 shares that could be acquired pursuant to the Deferred Plan.
(15)	This number includes 11,000 shares held direct by Mr. Miles; 34,408 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2012; and 16,586 shares that could be acquired pursuant to the exercise of stock options and 5,255 shares of restricted stock units that will vest when Mr. Miles ceases to be a Board member.
(16)	This number includes 260,255 shares held direct by all directors and executive officers; 73,318 shares held by or for the benefit of others; 2,000 shares held in an IRA; 2,250 shares held in a 401(k) account; 67,399 shares allocated to employees’ ESOP accounts; 2,842,289 shares that could be acquired pursuant to the exercise of stock options exercisable and 3,347 shares of restricted stock units that will vest within 60 days of March 28, 2012. The number also includes 83,673 shares that could be acquired pursuant to the Deferred Plan; 96,044 shares that could be acquired pursuant to the exercise of stock options and 30,394 shares of restricted stock units that will vest when directors cease to be Board members; and 107,456 shares that could be acquired pursuant to the SERP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, certain officers and persons holding more than 10% of the Common Stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. The required reporting period is two business days for most reports. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by persons required to file reports, the Company believes that during fiscal year 2011, all such persons complied with all applicable filing requirements, except that late Form 3s were filed to report the initial beneficial ownership of Willie Deese and Deborah Rasin, a late Form 4 was filed to report dividends earned on RSUs for John Miclot, late Form 4s were filed to report the vesting of RSUs for Paula Cholmondeley and Francis Lunger, and late Form 4s were filed for Christopher Clark to report two gifts to his spouse and a gift to the First Presbyterian Church of York.

PROPOSAL 4

STOCKHOLDER PROPOSAL TO ELIMINATE THE CLASSIFIED BOARD

The Los Angeles County Employees Retirement Association, located at 300 N. Lake Ave., Pasadena, CA 91101, has submitted documentation indicating that it has been the beneficial owner, since November 1, 2010, of 36,081 shares of our common stock and has notified us that it intends to present the following proposal at our annual meeting:

RESOLVED, that shareholders of DENTSPLY International Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

SUPPORTING STATEMENT

This resolution was submitted by the Los Angeles County Employees Retirement Association. The Harvard Law School Shareholder Rights Project represented and advised the Los Angeles County Employees Retirement Association in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for election annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with classified boards declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 1, 2010 - June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));
•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);
•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and
•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Faleye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

Board Recommendation. The Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board has given careful consideration to this proposal and the arguments for and against a classified Board. The Board believes there is no single approach to corporate governance that suits all companies and that the key consideration is whether the Company’s corporate governance practices support and promote shareholder interests given the Company’s specific circumstances. After careful consideration, the Board has concluded that the continuity and quality of leadership that results from a classified Board structure at DENTSPLY creates long-term shareholder value and is in the best interest of the Company and its shareholders.

No One-Size Fits All Approach

In recent years, activist shareholders have successfully pushed toward the declassification of Boards of Directors of U.S. public companies by arguing that directors who are subject to annual elections are by definition more “accountable” to shareholders than those who are subject only to election every 3 years.

We disagree that our Board is less accountable to our shareholders simply by virtue of serving 3-year terms. We believe that DENTSPLY’s classified Board structure benefits shareholders by promoting greater stability, independence, and long-term focus, leading to greater firm valuation; and by enabling the Board, in a change-of-control situation, to focus on the best interests of all of the Company’s shareholders. DENTSPLY has a long history of engagement with shareholders, and we would strongly deny any implication that our Board has ever failed to adequately address shareholder concerns or needs.

The Los Angeles County Employees Retirement Association has pointed to the number of companies that have declassified their Boards. However, each of those companies made the decision to declassify its Board in light of its own particular history, and financial and market circumstances. Our Board does not blindly follow the trends of other companies. The fact that many large companies have taken steps to declassify their Boards is not, in the Board’s judgment, a persuasive reason for the Company to undertake the same initiatives, as this “one-size-fits-all” view does not take into account the differences among companies, their directors and management and the industries in which they operate.

The Los Angeles County Employees Retirement Association has also cited academic studies that support its position on this issue, but other commentators dispute that Board declassification has any direct positive effect on firm valuation and corporate decision-making. In any case, we urge shareholders to evaluate this proposal based on DENTSPLY’s specific circumstances, and not based on a one-size-fits-all academic approach.

DENTSPLY’s Classified Board Drives Value For Shareholders

It is simply untrue that DENTSPLY’s classified Board, which has served under its present structure since the Company’s initial listing on a public exchange in 1993, has led to either lower firm valuation and/or inferior corporate governance.

Over the past five years DENTSPLY’s earnings growth outpaced the market, with absolute EPS growth of 20.6%, or 40.0% on an adjusted non-GAAP basis, compared to 9.9% operating EPS growth for the S&P 500 over the same period. This contributed to a share price growth rate for DENTSPLY of 20.6%, compared to a decline of 11.3% for the S&P 500 over this five year period. DENTSPLY’s declared dividends growth was 41.4% over the five year period compared to a 6.2% dividend growth by the S&P 500.(1)

Finally, we believe that our classified Board structure, although not instituted for the purpose of takeover defense, may deter frivolous bids for the Company, and would strengthen our negotiating position in the event of a prospective takeover bid. Because only one-third of the Company’s directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change-in-control of the Board, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals and to ultimately negotiate the best result for shareholders. Certainly, one of the main drivers of shareholder activists in pushing for a declassified Board is to remove constraints on tender offers or other changes in control of public companies. We disagree that making hostile takeovers easier to effect is always in the best interests of every shareholder. We believe that on the contrary, a classified Board structure reduces our vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interest of the Company’s shareholders, and that our strong,

(1)	Data in this paragraph from Bloomberg and Standard and Poor’s, 12-29-06 to 12-30-11.

committed, knowledgeable, and stable Board of Directors has demonstrated that it is well placed to make independent decisions that would be to the benefit of all of DENTSPLY’s shareholders, including the thoughtful consideration of takeover bids.

DENTSPLY’s Classified Board Promotes Stability, Continuity, And A Long-Term Outlook

DENTSPLY’s Board members have an average tenure of over 12 years, with three members each having served the Company’s shareholders for over 20 years. By design, DENTSPLY’s Board makeup is diverse in outlook and deep in experience relevant to DENTSPLY, comprising a carefully balanced mix of expertise in the dental industry, complex manufacturing, corporate governance and leadership, and financial matters. This stability, balance, diversity of views, and depth of knowledge allows our Board to engage meaningfully with management and to prudently oversee DENTSPLY’s complex and evolving business. We believe that longer terms allow our individual Board members to focus on long-term strategic goals, and to take the time to develop a deep understanding of our highly complex business.

DENTSPLY’s success depends heavily on its ability to innovate and commercialize new products. The R&D lifecycle for dental products is generally between two to five years, and post-launch, the period for a product to reach its full market potential can be five years or longer. Proper oversight of our business model requires a Board of Directors that is informed about the industry, understands the importance of long-term investments in R&D and marketing, and has the tenure and experience to oversee product development from inception to maturity.

Since its founding, a large part of DENTSPLY’s growth has been driven by acquisitions, culminating in the Company’s 2011 $1.8 billion acquisition of Astra Tech AB. We expect this strategy to continue, further highlighting the value of a Board of Directors with a long-term perspective, the ability to oversee a complex organizational structure, and a strategic knowledge of the dental industry.

DENTSPLY’s Board Is Already Accountable To Shareholders

Our Board members are subject to fiduciary duties under Delaware law, as well as a set of corporate governance guidelines adopted by the Board that place additional requirements on Board members, such as shareholding obligations. The goal of these policies is to ensure that our Board members remain accountable to and their interests aligned with DENTSPLY’s shareholders, regardless of the length of a Board member’s term of service or the frequency of a Board member standing for re-election. In addition, Board members are elected by majority vote, which furthers director accountability to shareholders, and stockholders have the ability under our By-Laws to nominate candidates for election as directors.

DENTSPLY’S Three-Year Terms Enhance The Board’s Independence And Long-Term Shareholder Focus

In addition, the Board believes that electing directors to 3-year terms enhances the independence of non-employee directors by providing them with a longer term of office, thereby insulating them from the pressures of management or special interest groups that may be focused on short-term results, as opposed to the long-term interests of all shareholders. The current classified Board structure permits our directors to act independently and to focus on the long-term interests of the Company and its shareholders.

Approval Of The Proposal Would Not Declassify The Board

It is important to note that, if approved, this proposal would not automatically eliminate the Company’s classified Board. This proposal is non-binding and requests that the Board take the steps necessary to eliminate the classified Board. In order to eliminate the classified Board, a formal amendment to our Certificate of Incorporation would need to be recommended by the Board and submitted to shareholders for approval at a subsequent meeting of shareholders.

After careful consideration of this proposal, the Board believes that retention of a classified Board structure remains in the best interest of the Company and its shareholders.

The Board of Directors unanimously recommends a vote AGAINST this proposal to eliminate the classified Board.

APPENDIX A

RECONCILIATION OF NON-GAAP INFORMATION TO GAAP INFORMATION

The presentation of net sales, excluding precious metal content, is considered a measure not calculated in accordance with US GAAP, and is therefore considered a non-US GAAP measure. The Company provides the following reconciliation of net sales to net sales, excluding precious metal content. The Company’s definitions and calculations of net sales, excluding precious metal content, and other operating measures derived using net sales, excluding precious metal content, may not necessarily be the same as those used by other companies.

	Year Ended December 31,
(in millions)	2010	2009	$ Change	% Change
Net sales	$2,221.0	$2,159.4	$61.6	2.9%
Less: Precious metal content of sales	189.2	168.7	20.5	12.2%
Net sales, excluding precious metal content	$2,031.8	$1,990.7	$41.1	2.1%

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. These adjusted amounts consist of US GAAP amounts excluding (1) restructuring and other costs, (2) acquisition related charges, (3) loss on a derivative at an unconsolidated affiliated company, (4) income tax related adjustments, and (5) credit risk adjustment to outstanding derivatives. Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

	Year Ended December 31, 2010
(in thousands, except per share amounts)	Income (Expense)	Per Diluted Common Share
Net income attributable to DENTSPLY International	$265,708	$1.82
Restructuring and other costs, net of tax and noncontrolling interests	7,139	0.05
Acquisition related activities, net of tax and noncontrolling interests	2,152	0.01
Loss on derivative at an unconsolidated affiliated company	1,131	0.01
Income tax related adjustments	1,073	0.01
Credit risk adjustment to outstanding derivatives, net of tax	732	0.01
Rounding	—	(0.01)
Adjusted non-US GAAP earnings	$277,935	$1.90

A-1

	Year Ended December 31, 2009
(in thousands, except per share amounts)	Income (Expense)	Per Diluted Common Share
Net income attributable to DENTSPLY International	$274,258	$1.83
Restructuring and other costs, net of tax and noncontrolling interests	5,075	0.03
Acquisition related activities, net of tax and noncontrolling interests	1,830	0.01
Income tax related adjustments	(5,423)	(0.03)
Adjusted non-US GAAP earnings	$275,740	$1.84

A-2

APPENDIX B

DENTSPLY INTERNATIONAL INC.
EXECUTIVE PAY ANALYSIS
COMPARATOR COMPANIES IN $1 — $5 BILLION REVENUE GROUP

A.O. Smith	General Atomics	Nycomed US
Allergan	Genzyme	Plexus
AMETEK	GTECH	Polaris Industries
Beckman Coulter Inc.	H.B. Fuller	PolyOne
Biogen Idec	Hanesbrands	Purdue Pharma
Brady	Hospira	Quintiles
Callaway Golf	IDEXX Laboratories	Ralcorp Holdings
Catalent Pharma Solutions	International Flavors & Fragrances	Rockwell Collins
Celgene	Invensys Controls	Sensata Technologies
Cephalon	J.M. Smucker	Shire Pharmaceuticals
ConvaTec	Kaman Industrial Technologies	Sonoco Products
Covance	KLA-Tencor	Spirit AeroSystems
Curtiss-Wright	Leggett and Platt	Tellabs
Donaldson	Life Technologies	Thomas & Betts
Endo Pharmaceuticals	Mary Kay	Tupperware
FANUC Robotics America	Millipore	VWR International
First Solar	Mine Safety Appliances	Watson Pharmaceuticals
Forest Laboratories	Molson Coors Brewing
GAF Materials	NewPage
TOTAL COMPANIES: 55

B-1

APPENDIX C

DENTSPLY INTERNATIONAL INC.
AUDIT AND FINANCE COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Audit & Finance Committee (the “Committee”) is to assist the Board of Directors (“the `Board`) of DENTSPLY International Inc. (the “Company”) in fulfilling its oversight responsibilities related to corporate accounting and financial reporting disclosures, corporate financing activities, treasury activities, information technology activities, internal audit activities, risk management activities relating to financial matters, including corruption and bribery laws (e.g., the FCPA and the UK Bribery Act), and the Company’s process for monitoring compliance with laws and regulations and the Company’s Code of Conduct. It shall be the policy of the Committee to maintain free and open communication between the Board, the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's annual report on Form 10-K or for performing other audit, review or attest services for the Company (referred to herein as the “independent auditor”), the internal auditors and the management of the Company.

II.	ORGANIZATION
A.	Members. The Committee shall be composed of directors who are independent, as defined by the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market LLC (`NASDAQ`), and are free of any relationship that, in the opinion of the Board, as evidenced by its election of such members, would interfere with their exercise of independent judgment as a Committee member. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of NASDAQ, and any other additional requirements the Board deems appropriate. The Committee shall be composed of not less than three members. At least one member of the Committee must be designated by the Board as the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).
B.	Meetings. The Committee shall meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. A majority of the members of the Committee shall constitute a quorum. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide information as necessary. The Committee will meet privately from time to time with representatives of the Company’s independent auditor, the internal auditor the head of the Company’s compliance function, and management. Reports of meetings of the Committee shall be made to the Board accompanied by any recommendations for matters that require approval of the Board. Written minutes of meetings shall be duly filed in the Company’s records.
III.	FUNCTIONS
A.	Financial Oversight and Reporting. The Committee shall have the role and responsibility for monitoring and overseeing the management, gathering and reporting of financial data and information, which shall include:
1.	The appointment, compensation, retention and oversight of the independent auditor, who will report directly to the Committee;
2.	Review and approve the plans for, scope and results of the annual audit with the independent auditor, address any significant financial reporting issues that arose during the audit and their resolution, and recommend to the Board the Company's financial statements for inclusion in the Annual Report on Form 10-K;
3.	Review and approve the Company's independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and such independent auditor as provided in the Act and the SEC rules and regulations promulgated thereunder. Approval of audit and permitted non-audit services will be made by the Committee or by the Chairman of the Committee and the Chairman shall report such approval to the Committee at the next scheduled meeting for ratification by the Committee;
4.	Review the performance of the Company's independent auditor, including the lead partner of the independent auditor;
5.	Evaluate the independence of the Company's independent auditor in accordance with SEC rules and regulations;
6.	Review, approve and make recommendations to management concerning the plans, scope, budget, staffing, and results for the internal audit function and address any significant issues raised by the internal audit function;
7.	Review with management, the Company’s independent auditors and the director of the Company’s internal auditing department critical accounting policies and practices, significant developments in accounting rules and recommended changes in the Company’s methods of accounting and application of such practices, recommendations and accounting principles to the Company’s financial reporting. Receive periodic reports from the Company's independent auditors, management and director of the Company's internal auditing department regarding significant accounting or financial reporting developments and their impact, if any, on the Company;
8.	Review:
•	The adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function; and
•	The yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control over financial reporting.
9.	Review and address disagreements, if any, between management and the independent auditor regarding financial reporting;
10.	Prepare the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement;
11.	Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:
•	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and
•	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.
12.	Review and assess the adequacy of this Charter on an annual basis;
13.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
B.	Treasury and Finance. The Committee shall oversee and receive periodic reports from management on the following matters, and shall provide updates and recommendations to the Board of Directors on such matters:
1.	Capital Structure. Receive reports from management about the current capital structure and proposed changes to the capital structure, make recommendations to the Board regarding such proposals, review and approve policies and procedures with respect to debt management, financial risk management, credit management and global cash investment management;
2.	Dividend Policy. Review analyses from management about the current dividend policy of the Company and provide recommendations to the Board of Directors;
3.	Financing Activities. Review analyses from management including accounting, tax and financing activities associated with proposed material financing transactions, including derivative instruments, and provide recommendations to the Board of Directors;
4.	Capital Expenditures. At the request of the Board, review specific projects proposed by management as well as perform a post implementation review of major projects;
5.	Benefit Plan Funding Matters. Review reports from management concerning the funding requirements for the Company’s employee benefit plans;
6.	Insurance. Review the Company’s significant insurance coverage and the related costs; and
7.	Tax. Review tax compliance programs and the tax optimization strategies of the Company.
C.	Information Technology. Review information technology strategies and plans with respect to corporate goals, industry trends, and competitive advantages. Review and assess the security of computer systems and applications and contingency plans for computer system breakdowns, particularly with respect to the processing of financial information.
D.	Code of Conduct. Review and take appropriate action concerning any reports, anonymous or otherwise, from internal or external sources regarding financial fraud activity or actions by employees in violation of the company’s Code of Conduct. Review and assess the content and adequacy of this Code of Conduct on an annual basis.
E.	Compliance. The Committee shall oversee and receive periodic reports from the head of the Company’s compliance function on the following matters, and shall provide updates and recommendations to the Board of Directors on such matters:
1.	The anticipated agenda for annual activities of the Company’s compliance function;
2.	A review of the status of the Company’s compliance matters;
3.	An assessment of the effectiveness and strength of the Company’s compliance function, including its tone at the top, and its system for monitoring compliance with laws and regulations;
4.	An assessment of the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance;
5.	The findings of any examinations by regulatory agencies, and any auditor observations concerning compliance matters; and
6.	A review of the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.
F.	Staffing. Review and provide guidance regarding staffing levels and personnel development in the Company’s Internal Audit Services function and the Company’s compliance function.
G.	Investigations and Studies; Outside Advisors. The Committee shall secure independent expert advice to the extent the Committee determines appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities. The cost of such independent expert advisors to be borne by the Company. The Committee may conduct or authorize investigations into, or studies of matters within the Committee’s scope of responsibilities.

While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

APPENDIX D

DENTSPLY INTERNATIONAL INC.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Corporate Governance and Nominating Committee (the “Governance Committee”) is to assist the Board of Directors (the “Board”) of DENTSPLY International Inc. (the “Company”) in the establishment of criteria for the selection and nomination of Board members and to establish policies and procedures for the governance of the Company and the Board. The Governance Committee shall report to the Board on matters relating to the activities of the Governance Committee.

II.	ORGANIZATION
A.	Members. The Governance Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board, as evidenced by its election of such Governance Committee members, would interfere with the exercise of independent judgment as a Governance Committee member.
B.	Meetings. The Governance Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Governance Committee and/or management of the Company. A majority of the members of the Governance Committee shall constitute a quorum. The Governance Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide information as necessary. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Governance Committee shall be made to the Board accompanied by any recommendations for matters that require approval of the Board.
III.	FUNCTIONS

The Governance Committee shall have the following specific responsibilities:

•	Review the qualifications of and recommend to the Board (i) those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each Annual Meeting of Shareholders, including consideration of candidates recommended by shareholders in accordance with the by-laws and procedures of the Company and (ii) the nominees for directors to be elected by the Board to fill vacancies and newly created directorships;
•	Establish criteria for membership on the Board and its Governance Committees, such as experience, business interests, diversity and qualifications for membership on Board Governance Committees;
•	Evaluate Company policies relating to the recruitment of directors and aid in recruiting and attracting qualified candidates to serve on the Board;
•	Consider and appraise the performance of incumbent members of the Board in the context of determining whether to recommend that they be nominated for re-election;
•	Assess and make recommendations to the Board concerning (i) the size and composition of the Board and (ii) the size and composition of Governance Committees of the Board;
•	Recommend appointments of directors as members and chairs of Governance Committees of the Board;
•	Periodically review and recommend Governance Guidelines and Policies;

D-1

•	Establish policies and procedures applicable to directors and executive officers regarding related person transactions (as required to be disclosed by item 404(a) of Regulation S-K), including the review and approval of such transactions;
•	Review and approve service by executives of the Company on outside boards of profit and non-profit organizations, as it deems appropriate, and in such process designate whether it is service which is requested or required by the Company;
•	Review the compensation of the members of the Board for services as a director or member of any Governance Committee of the Board and make recommendations to the Board concerning the fixing of such compensation;
•	Subject to the Company by-Laws, review insurance and indemnification for Directors and Officers of the Company and make recommendations to the Board regarding such matters;
•	Review periodically new legislation, regulations and other developments relating to Governance of the Company and the Company’s Code of Conduct. Make recommendations to the Board for any changes, amendments and modifications to the Code that the Governance Committee determines appropriate;
•	Review and report to the Board annually concerning Board member independence, as defined by the NASDAQ rules;
•	Direct and manage the evaluation of the functioning of the Board in accordance with procedures established by the Board and make recommendations to the Board on implementation of changes; and
•	Review proposals received from shareholders for consideration by the Board or inclusion in the Company’s Proxy Statement and recommend to the Board, as necessary, the handling and response to such proposals.

The Governance Committee may retain, at the Company's expense, such independent counsel or other consultants or advisors as it deems necessary. The Governance Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Company.

While the members of the Governance Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Governance Committee, except to the extent otherwise provided under applicable federal or state law.

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APPENDIX E

DENTSPLY INTERNATIONAL INC.
HUMAN RESOURCES COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Human Resources Committee (the “HR Committee”) is to provide general oversight and assistance to the Board of Directors (the “Board”) for the organizational structure of DENTSPLY International Inc. (the “Company”) and the compensation and hiring plans, policies and practices of the Company, including specifically the compensation of the executive officers.

II.	ORGANIZATION
A.	Composition. The HR Committee shall consist of directors who are independent, as defined by The NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (“SEC”) rules, and are free from any relationship with the Company or management of the Company that, in the opinion of the Board as evidenced by its appointment of such HR Committee members, would interfere with the exercise of independent judgment as a HR Committee member.
B.	Meetings. The HR Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the HR Committee and/or management of the Company. A majority of the HR Committee shall constitute a quorum. Written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the HR Committee shall be made to the Board accompanied by any recommendations to the Board for matters that the HR Committee determines requires approval of the Board.
III.	FUNCTIONS
A.	General. The HR Committee’s general responsibility is to oversee the Company’s employment, hiring and compensation plans, personnel practices and policies, and assure that the senior executives of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The HR Committee shall communicate to shareholders, as deemed appropriate or as required by the SEC or other regulatory body, the Company’s compensation policies and practices. More specifically, the HR Committee shall be responsible for the following:
•	Reviewing periodically the appointments, promotions and performance of certain officers of the Company and the potential successors of the principal executive officers of the Company, as the HR Committee shall designate, and making recommendations to the Board with respect to such matters to the extent it deems appropriate;
•	Review from time to time and approve the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests;
•	Review annually and determine the individual elements of total compensation for the executive management of the Company and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the executive officers’, including the Chief Executive Officer, compensation for the last year was based;
•	Assure that the Company’s executive incentive compensation program(s) are administered in a manner consistent with the Company’s compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to executive management;

E-1

•	Approve, subject to shareholders’ approval when appropriate, all new equity-related incentive plans for senior management;
•	Recommend to the Board participants in the Company’s Supplemental Executive Retirement Plan;
•	Review the recruitment, hiring and promotion practices of the Company and its subsidiaries in the light of applicable legal requirements and corporate governance policies established by the Board;
•	Receive and review annually or otherwise, as the HR Committee shall deem appropriate, reports on significant matters and actions taken in connection with the operation and administration of the employee benefits plans of the Company and its subsidiaries;
•	Review with the Chief Executive Officer matters relating to management succession;
•	If appropriate, hire experts in the field of executive compensation and other matters related to the functions of the HR Committee to assist the HR Committee with its areas of responsibility; and
•	Such other duties and responsibilities as may be assigned to the HR Committee, from time to time, by the Board of the Company, or as designated in Company plan documents.
B.	Consultants. The HR Committee shall at all times have the authority to retain and terminate any compensation consultants or other advisors to assist it in any aspect of the evaluation of executive compensation or on any other subject relevant to the HR Committee’s responsibilities, including the authority to approve such consultant’s or advisor’s fees and other retention terms.
C.	Equity Compensation Plan. The HR Committee shall administer the Equity Incentive Plans (the “Plans”), including but not limited to:
•	Consider relevant market data and Company and individual performance relative to the types and size of awards;
•	Participating in the establishment of plan guidelines and general size of overall grants;
•	Making grants;
•	Interpreting the Plans;
•	Determining rules and regulations relating to the Plans;
•	Modifying existing or canceling existing grants and substituting new ones (with the consent of the grantees);
•	Approving any exceptions to receive retiree treatment; and

Authorizing foreign subsidiaries to adopt plans pursuant to the provisions of the Plans.

E-2

DENTSPLY INTERNATIONAL INC.
SUSQUEHANNA COMMERCE CENTER
221 WEST PHILADELPHIA ST.- Suite 60W
YORK,PA 17405-0872

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Willie A. Deese	☐	☐	☐
02 Leslie A. Jones	☐	☐	☐
03 Bret W. Wise	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3 TO APPROVE BY ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4 TO ELIMINATE THE CLASSIFIED BOARD.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000140455_1 R1.0.0.11699

DENTSPLY INTERNATIONAL

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

DENTSPLY INTERNATIONAL INC.
Solicited on behalf of the Board of Directors of DENTSPLY International Inc.

The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints Deborah M. Rasin as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's World Headquarters, 221 West Philadelphia St., York, Pennsylvania, Suite 60W, on Wednesday, May 23, 2012, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP") and/or DENTSPLY International Inc. 401(k) Savings Plan (the "401 (k)"). I hereby instruct you to (a) vote the shares of Common Stock, par value $.01 per share ("Common Stock") of DENTSPL Y International Inc. (the "Company") allocated to the ESOP and/or 401(k) account in accordance with the directions on the reverse side and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing her to vote in her discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Tuesday, May 22, 2012 for all registered shares to be voted, and by 5:00 p.m. Eastern Time on Friday, May 11, 2012, for the Trustee to vote the Plan shares.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000140455_2 R1.0.0.11699